Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-218501

Prospectus Supplement

(To prospectus dated June 14, 2017)

CEMTREX, INC.

13,439,428 Subscription Rights to Purchase Shares of Common Stock and

Up to 2,547,170 Shares of Common Stock Issuable upon Exercise of Subscription Rights

We are distributing to the holders of our common stock and publicly-traded series 1 warrants, at no charge, non-transferrable subscription rights (each, a “Right”) to purchase shares of our common stock (the “Rights Offering”). Each holder of our common stock at 4:00 p.m., Eastern time, on November 20, 2018 (the “Record Date”) will receive one Right to purchase one share of our common stock (subject to proration as described below) for each one share of common stock owned by such holder on the Record Date, and each holder of our series 1 warrants at 4:00 p.m., Eastern time, on the Record Date will receive one right to purchase one share of our common stock (subject to proration as described below) for every ten series 1 warrants owned by such holder on the Record Date (together, the “Basic Subscription Privilege”). Each Right will be exercisable at a price per share (the “Subscription Price”) equal to the lesser of (i) $1.06 or (ii) 95% of the volume weighted average price of our common stock for the five trading day period through and including December 19, 2018, which is the initial Expiration Date of the Rights Offering as described below, rounded up to the nearest whole penny. Pursuant to the terms of this Rights Offering, the Rights may be exercised for a maximum of $2,700,000 of subscription proceeds (the “Maximum Offering Amount”). If the Rights Offering is not fully subscribed and you fully exercise your Basic Subscription Privilege, you may also exercise your Rights to purchase at the Subscription Price shares of common stock that were not subscribed for by other Rights holders under the Rights Offering (the “Over-Subscription Privilege”). For a more detailed discussion, see “The Rights Offering.”

The Rights Offering commences on November 26, 2018 (the “Commencement Date”) and the Rights will expire if they are not exercised by 5:00 p.m., Eastern time, on Wednesday, December 19, 2018, unless the Rights Offering is extended (subject to such extension, the “Expiration Date”). There is no minimum number of Rights that must be exercised in this Rights Offering and no aggregate minimum number of shares of common stock that we will issue at the closing of this Rights Offering. Rights holders wishing to exercise their respective Rights in the Rights Offering must exercise at least that number of Rights sufficient to subscribe for not less than 100 shares of common stock. Once made, all exercises of Rights are irrevocable. We may extend the subscription period up to an additional 30 days, at our sole discretion.

We intend to use the net proceeds from this Rights Offering (i) to further the development, sales and marketing of our new smart device, the SmartDesk, a proprietary advanced technology workspace solution, and (ii) for general corporate purposes, including for working capital purposes, to increase sales and operational capabilities. See “Use of Proceeds.”

Our common stock is listed on The NASDAQ Capital Market (“NASDAQ”) under the symbol “CETX.” On November 20, 2018, the last reported sales price of our common stock on NASDAQ was $1.01 per share. As of November 20, 2018, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $13,305,946 based on 8,475,125 outstanding shares of common stock held by non-affiliates, and a per share price of $1.57, based upon the closing sale price of our common stock on September 25, 2018. As of the date of this prospectus supplement, we have sold $1,650,000 of our shares pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Our board of directors is making no recommendation regarding your exercise of the Rights. The Rights may not be sold, transferred or assigned and will not be listed for trading on NASDAQ or any other stock exchange or market. You are urged to obtain a current price quote for our common stock before exercising your Rights.

We have engaged Advisory Group Equity Services, Ltd. doing business as RHK Capital to act as the dealer-manager (the “Dealer-Manager”) for this Rights Offering.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-18 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price (1)	$1.06	$2,700,000
Dealer-Manager fees (2)	$0.064	$162,000
Proceeds, before expenses, to us (3)	$0.996	$2,538,000

(1)	Assumes the Rights Offering is fully subscribed and that 95% of the volume weighted average price of our common stock for the five trading day period through and including December 19, 2018 is greater than $1.06 per share.
(2)	In connection with the Rights Offering, we have agreed to pay the Dealer-Manager a fee of 6.0% of the proceeds of the Rights Offering. See “Plan of Distribution.”
(3)	We have also agreed to pay the Dealer-Manager a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering. These expenses are not included in the table. For more information, see “Plan of Distribution.”

You should carefully consider whether to exercise your Rights before Wednesday, December 19, 2018 (unless extended). You may not revoke or revise any exercises of Rights once made unless we terminate the Rights Offering.

If you have any questions or need further information about this Rights Offering, please contact Okapi Partners LLC, the information agent for the Rights Offering, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

Dealer-Manager

Doing business as RHK Capital

The date of this prospectus supplement is November 21, 2018

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this Rights Offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this Rights Offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities.

You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. Neither we nor the Dealer-Manager has authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise stated, all references to “us,” “our,” “we” and similar designations refer to Cemtrex, Inc. Our logo, trademarks and service marks are the property of Cemtrex, Inc. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as amended, (ii) in this prospectus supplement and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended September 30, 2017 and 2016 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. This summary does not contain all the information you should consider before investing in our common stock. Before deciding to invest in shares of our common stock, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes. Moreover, the information contained in this prospectus supplement includes “forward-looking statements,” which are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. See “Special Note Regarding Forward-Looking Information” of this prospectus supplement for cautionary information regarding forward-looking statements.

Overview

About Cemtrex

We are a rapidly growing diversified technology and manufacturing company. We have evolved through strategic acquisitions and internal growth from a small environmental monitoring instruments company into a leading multi-industry technology company that provides a wide array of solutions to meet today’s consumer, commercial and industrial challenges. We manufacture advanced custom engineered electronics, including our new SmartDesk, extensive industrial services, integrated hardware and software solutions, proprietary IoT (Internet of Things) and wearable devices, and systems for controlling particulates and other regulated pollutants. Our operations are currently divided into the following three market segments – Advanced Technologies, Electronics Manufacturing and Industrial Technology.

Advanced Technologies

Our Advanced Technologies segment delivers cutting-edge technologies in IoT, wearables and smart devices, such as our new SmartDesk. Through our advanced engineering and product design, we deliver progressive design and development solutions to create impactful experiences for mobile, web, virtual and augmented reality, wearables and television, as well as providing cutting edge, mission critical security and video surveillance. Through our Cemtrex VR division, we are developing a wide variety of applications for virtual and augmented reality markets.

Electronics Manufacturing

Our Electronics Manufacturing segment provides end-to-end electronic manufacturing services, which includes product design and sustaining engineering services, printed circuit board assembly and production, cabling and wire harnessing, systems integration, comprehensive testing services and completely assembled electronic products.

We work with industry leading original equipment manufacturers in their outsourcing of non-core manufacturing services by forming a long-term relationship as an electronics manufacturing partner. We work closely with our customers throughout the entire electronic lifecycle of a product, from design, manufacturing and distribution. We seek to grow our business through the addition of new, high quality customers, the expansion of our share of business with existing customers and participating in the growth of existing customers.

Using our manufacturing capabilities, we provide our customers with advanced product assembly and system level integration combined with test services to meet the highest standards of quality. Through our agile manufacturing environment, we can deliver low and medium volume and mix services to our clients. Additionally, we design, develop and manufacture various interconnects and cable assemblies that often are sold in conjunction with our PCBAs to enhance our value to customers. We also provide engineering services from new product introductions and prototyping, and related testing equipment to product redesigns.

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Industrial Technology

Our Industrial Technology segment offers single-source expertise and services for rigging, millwrighting, in-plant maintenance, equipment erection, relocation and disassembly to diversified customers in the United States. The segment also sells a complete line of air filtration and environmental instruments and control products to a wide variety of customers worldwide in industries such as chemical, cement, steel, food, construction, mining and petrochemical.

We believe our ability to attract and retain new customers comes from our ongoing commitment to understanding our customers’ business performance requirements and our expertise in meeting or exceeding these requirements and enhancing their competitive edge. We work closely with our customers from an operational and senior executive level to achieve a deep understanding of our customer’s goals, challenges, strategies, operations and products to ultimately build a long lasting, successful relationship.

We have rapidly grown to become one of the leading diversified technology companies in our business segments. We have grown through both organic expansion and acquisitions. Our broad sales and marketing efforts in the United States, Europe and Asia, through our direct sales force, independent sales representatives and a variety of other distribution channels, have largely driven this growth. Acquisitions have also accelerated this growth with our purchases of the ROB Group, an electronics manufacturing solutions company located in Germany (October 2013), Advanced Industrial Services Inc., an installer of high precision equipment located in York, Pennsylvania (December 2015), Periscope, GmbH, an electronics manufacturing firm located in northern Germany (June 2016), and, most recently, a 46% interest in Vicon Industries, Inc., a global producer of video management systems for use in security, surveillance, safety and communication applications (March 2018).

For the fiscal years ended September 30, 2017 and 2016, we had total revenues of $120.6 million and $93.7 million, respectively, and net income of $4.4 million and $5.0 million, respectively. For the nine months ended June 30, 2018 and 2017, we had total revenues of $72.0 million and $87.7 million, respectively, and net income/(loss) of $(1.4 million) and $3.0 million, respectively, and we had total assets of $68.7 million as of June 30, 2018.

Corporate Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 19 Engineers Lane, Farmingdale, New York 11735, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Recent Developments

In July 2017, we established a subsidiary, Cemtrex Advanced Technologies Inc., to leverage our existing design and engineering experience by directly developing and manufacturing our own proprietary advanced electronic products and for third parties for IoT applications. In April 2018, we launched the SmartDesk, our innovative advanced workstation that combines “futuristic” hardware and the latest productivity software to deliver the next generation desktop experience. We plan to pursue other collaborative partnerships with original equipment manufacturers that are looking to incorporate intelligence and connectivity into their everyday products such as furniture, consumer wearables, industrial safety wearables and other enterprise and consumer devices. We intend to focus on developing systems, hardware and software solutions for both consumer, business and industrial applications.

We began taking reservations for our SmartDesk from customers in May 2018. We plan to convert these reservations into actual orders and commence deliveries in our first quarter of fiscal year 2019. We anticipate increasing demand for our SmartDesk from customers as we accelerate our marketing efforts and begin deliveries.

S-2

In December 2017, we established a subsidiary, Cemtrex Technologies Pvt. Ltd., by acquiring certain fixed assets consisting of computers, hardware and proprietary software from a private third-party located in Pune, India to carry out software and prototype development work related to new virtual and augmented reality applications and smart technology products to be produced by Cemtrex Advanced Technologies Inc.

In January 2018, we completed the consolidation of our two German electronics manufacturing factories into one location in Neulingen, Germany to create economies of scale. Following the consolidation, we sold our subsidiary, ROB Cemtrex Automotive GmbH, for a loss of approximately $157,000. We lost two customers in Paderborn, Germany going into 2018, one as result of consolidation and other due to the obsolescence of its product. We expect this will reduce our Electronics Manufacturing revenues for the next few quarters; however, we remain optimistic about the long-term growth potential of this business segment across different markets as we believe we can add new business.

We continue to experience weakness in new orders in our environmental instruments and control products markets, both domestically and internationally. Revenues in this business segment continue to be down as fewer projects are being decided and awarded, which we believe is due, at least in part, to relaxation of numerous environmental regulations under the current U.S. administration. We have shifted our focus into smart devices and virtual reality applications, and we will continue to reduce our presence in the environmental instruments and control products markets in the coming year.

On March 23, 2018, in a private resale transaction, we purchased 7,284,824 shares of common stock and a warrant to purchase an additional 1,500,000 shares of common stock of Vicon Industries, Inc., a publicly-traded global producer of video management systems for use in security, surveillance, safety and communication applications, from former Vicon Industries shareholder NIL Funding Corporation, pursuant to the terms of a Securities Purchase Agreement. Our purchase of the Vicon Industries common stock and warrant resulted in our beneficial ownership of approximately 46% of the outstanding shares of common stock of Vicon Industries. We purchased the shares of common stock and warrant of Vicon Industries in exchange for 1,012,625 shares of our common stock. Our investment in Vicon Industries is being accounted for using the equity method of accounting. Following the closing of the transaction, Saagar Govil, our Chairman and Chief Executive Officer, and Aron Govil, our Executive Director, joined the Vicon Industries Board of Directors, and Saagar Govil assumed the position of Chief Executive Officer of Vicon Industries.

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The Offering

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the securities we are offering, you should read the section entitled “The Rights Offering.”

Securities to be Offered:	We are distributing to you, at no charge, non-transferable Rights to purchase one share of common stock (subject to proration) for (i) each one share of our common stock that you own on the Record Date and (ii) every ten series 1 warrants that you own on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees on your behalf, as a beneficial owner of such securities.

Size of the Offering:	13,439,428 Rights, representing one Right for each share of our common stock held on the Record Date and one Right for every ten series 1 warrants held on the Record Date (see “Participation of Warrant Holders” below).

Subscription Price:	The Subscription Price will be the lesser of (i) $1.06 per share (the “Initial Price”) or (ii) 95% of the volume weighted average price of our common stock for the five trading day period through and including December 19, 2018 (the “Alternate Price”), rounded up to the nearest whole penny. Subscribers must fund their subscriptions pursuant to both the Basic Subscription Privilege and Over-Subscription Privilege at the Initial Price. If, on December 19, 2018, the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by a subscriber (the “Excess Subscription Amount”) will be put towards the purchase of additional shares in the Rights Offering, unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash. If a subscriber elects to receive his or her Excess Subscription Amount in cash rather than have such Excess Subscription Amount used to purchase shares in the Rights Offering, the Subscription Agent will refund the difference to such subscriber promptly after the closing of the Rights Offering with no interest or penalty.

Basic Subscription Privilege:	Subject to proration if more than the Maximum Offering Amount is subscribed for, each Right will entitle its holder to subscribe for one share of common stock at the Subscription Price. At the end of the subscription period, unexercised Rights will expire and have no value.

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Over-Subscription Privilege:	If, and only if, you fully exercise your Basic Subscription Privilege, you will also have an Over-Subscription Privilege which allows you to subscribe for additional shares that were not exercised by other stockholders. You must state your intention to exercise your Over-Subscription Privilege at the time that you exercise your Rights. The additional shares will be sold at the same Subscription Price per share and are also subject to proration. For more information, see “Questions and Answers Relating to the Rights Offering” below.

Proration:	Both the Basic Subscription Privilege and Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering do not exceed the Maximum Offering Amount. The Maximum Offering Amount equals the total amount that we may raise in an equity offering pursuant to General Instruction I.B.6 of Form S-3. If any proration is necessary, subscriptions for shares will be prorated. For more information regarding proration, including the precise formula for how your Rights will be prorated, see “Questions and Answers Relating to the Rights Offering – What is proration?” below.

Excess Subscription Amount:	If, on December 19, 2018, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts paid by a subscriber will be put towards the purchase of additional shares in the Rights Offering, unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash. For more information, see “Questions and Answers Relating to the Rights Offering” below.

Record Date:	November 20, 2018.

Commencement Date:	The subscription period for the Rights Offering begins on Monday, November 26, 2018.

Expiration Date:	5:00 p.m., Eastern time, Wednesday, December 19, 2018. The Expiration Date is subject to extension of up to 30 days at our sole discretion. We are not required to give notice of such extension.

Subscription Period:	The Rights Offering will take place beginning on the Commencement Date and will end on Wednesday, December 19, 2018, unless extended. Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

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Subscription Procedure:

If you are a record holder of our common stock or series 1 warrants, you must deliver a properly completed Rights Certificate (sent to you with this prospectus supplement) to the Subscription Agent, together with payment in cleared or good funds, to be received before Wednesday, December 19, 2018 (unless extended). You may deliver the documents and payments by first class mail or overnight courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares or series 1 warrants that are registered in the name of a broker, dealer, custodian bank or other nominee, you should instruct your broker, dealer, custodian bank or other nominee to exercise your Rights on your behalf. Please follow the instructions of your broker or your nominee, who may require that you meet a deadline earlier than the Expiration Date.

If you cannot deliver your Rights Certificate to the Subscription Agent prior to the Expiration Date, you may follow the guaranteed delivery procedures described under “The Rights Offering.”

Delivery of Shares:	As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of common stock purchased pursuant to the Rights Offering. If you hold your shares in the name of a custodian bank, broker, dealer or other nominee, the Depository Trust Company (the “DTC”) will credit your account with your nominee with the securities you purchased in the Rights Offering. If you are a holder of record of shares or warrants, all shares of common stock that are purchased by you in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities.

Non-Transferability of Rights:	The Rights may not be sold, transferred, assigned or given away to anyone. The Rights will not be listed for trading on any stock exchange or market.

Participation of Warrant Holders:	Each holder of our series 1 warrants will receive one Right for every ten warrants held on the Record Date. A total of 347,172 Rights will be issued to series 1 warrant holders.

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No Recommendation:	None of the board of directors of our company, the Information Agent or the Dealer-Manager is making a recommendation regarding your exercise of the Rights. You are urged to make your decision to invest based on your own assessment of our business and the terms of the Rights Offering. See “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation:	All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights. However, if we make a material change to the terms of the Rights Offering set forth in this prospectus supplement, for example, extending the Rights Offering beyond the Expiration Date as permitted in this prospectus supplement (a “Material Change”), you may cancel your subscription and receive a refund of any money you have advanced.

No Minimum Requirements:	There is no minimum number of Rights that must be exercised in this Rights Offering and no aggregate minimum number of shares of common stock that we will issue at the closing of this Rights Offering. Rights holders wishing to exercise their respective Rights in the Rights Offering must exercise at least that number of Rights sufficient to subscribe for not less than 100 shares of common stock.

Other Subscription Limitations:	In the event that the exercise by a holder of the Rights could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes (the “Tax Attributes”) under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such holder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Use of Proceeds:	We intend to use the net proceeds from this Rights Offering (i) to further the development, sales and marketing of our new smart device, the SmartDesk, a proprietary advanced technology workspace solution, and (ii) for general corporate purposes, including for working capital purposes, to increase sales and operational capabilities. See “Use of Proceeds.”

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Subscription Agent:	Continental Stock Transfer & Trust Company.

Information Agent:	Okapi Partners LLC.

Dealer-Manager:	Advisory Group Equity Services, Ltd. doing business as RHK Capital.

U.S. Federal Income Tax Considerations:	For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of the Rights. You are urged, however, to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of the Rights. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors:	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ ticker symbol:	Our common stock is listed on The NASDAQ Capital Market under the symbol “CETX.”

Fees and Expenses:	We will pay all fees and expenses charged by the Subscription Agent, the Information Agent and the Dealer-Manager in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses that may be incurred in connection with the exercise of the Rights.

Distribution Arrangements:	The Dealer- Manager will provide marketing assistance and advice to our company in connection with the Rights Offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, we have agreed to pay the Dealer-Manager a cash fee of 6.0% of the gross proceeds of the Rights Offering and a 1.8% non-accountable expense fee, as well as an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Right Offering. We have also agreed to indemnify the Dealer-Manager and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Dealer-Manager’s participation in this Rights Offering is subject to customary conditions contained in the dealer-manager agreement. The Dealer-Manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company. The Dealer-Manager is not underwriting any of the Rights or the shares of common stock in this Rights Offering.

Questions:	If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus supplement and the accompanying prospectus or other documents, please contact our Information Agent, Okapi Partners LLC at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering and our business. We urge you to read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital (i) to further the development, sales and marketing of our new smart device, the SmartDesk, a proprietary advanced technology workspace solution, and (ii) for general corporate purposes, including for working capital purposes, to increase sales and operational capabilities. Rather than seeking financing from new investors, our board of directors has chosen to give you the opportunity to purchase additional shares to maintain your current percentage ownership in our company and provide us with additional capital at these price levels. We cannot assure you that we will not need to seek additional financing in the future.

What is the Rights Offering?

We are distributing to the holders of our common stock and series 1 warrants, at no charge, non-transferrable subscription rights to purchase our common stock. Each holder of our common stock at 4:00 p.m., Eastern time, on the Record Date will receive one Right to purchase one share of our common stock (subject to proration as described below) for each one share of common stock owned by such holder on the Record Date, and each holder of our publicly-traded series 1 warrants at 4:00 p.m., Eastern time, on the Record Date will receive one Right to purchase one share of our common stock (subject to proration as described below) for every ten warrants owned by such holder on the Record Date. Each Right will be exercisable at a price per share equal to the lesser of (i) $1.06 or (ii) 95% of the volume weighted average price of our common stock for the five trading day period through and including December 19, 2018, which is the initial Expiration Date of the Rights Offering, rounded up to the nearest whole penny. Pursuant to the terms of this Rights Offering, the Rights may be exercised for a Maximum Offering Amount of $2,700,000. The Rights will be evidenced by a Rights Certificate that has been sent to you along with this prospectus supplement. Each Right will entitle the holder to a Basic Subscription Privilege and an Over-Subscription Privilege. The Over-Subscription Privilege will include Basic Subscription Privileges that remain unsubscribed at the Expiration Date. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Privilege.

If I want to subscribe for the shares, how do I get started?

To subscribe for our common stock, you must follow the process described in the Rights Certificate sent to you. The Rights Certificate is also available from the Information Agent. For assistance or copies of the documents you may contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

Where can I find the number of Rights I hold?

The number of Rights you hold will be shown on the Rights Certificate. The number shown is the total number of your Rights. You may exercise any or all of them for shares of common stock, but for purposes of the Basic Subscription Right, the number you exercise cannot exceed the number shown. That said, if you elect to exercise your Basic Subscription Right in full, you may also elect to exercise your Over-Subscription Privilege.

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What if I believe that the number of Rights indicated on my Rights Certificate is not correct?

Each share of common stock and every ten warrants that you hold on the Record Date will entitle you to one Right. Depending on how you hold your securities (in certificated or book-entry form as a holder of record or through one or more brokerage accounts in “street name”), you may receive one or more Rights Certificates. If, after a review of all of your Rights Certificates, you do not believe that the number of Rights included on your Rights Certificate(s) is correct, please contact our Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

What is the Basic Subscription Privilege?

The Basic Subscription Privilege of each Right gives our stockholders and series 1warrant holders of record as of November 20, 2018 the opportunity to purchase shares of common stock at the Subscription Price (subject to proration). We have granted to you, as a stockholder or warrant holder of record as of 4:00 p.m., Eastern time, on the Record Date, one Right for each share of our common stock and for every ten series 1 warrants you owned at that time. For example, if you owned 1,000 shares of our common stock and 1,000 warrants as of 4:00 p.m., Eastern time, on the Record Date, you would receive 1,100 Rights and would have the right, subject to proration, to purchase up to 1,100 additional shares of common stock at the Subscription Price with your Basic Subscription Privilege. If you fully exercise your Basic Subscription Privilege, you would also be entitled to an Over-Subscription Privilege, in each case subject to proration as described herein. You may exercise the Basic Subscription Privilege of any number of your Rights, or you may choose not to exercise any Rights. If you exercise your Basic Subscription Privilege, you may elect to purchase shares of common stock up to the number of Rights you hold. However, all subscriptions, including those pursuant to the Basic Subscription Privilege, are subject to proration.

Rights holders wishing to exercise their respective Rights in the Rights Offering must exercise at least that number of Rights sufficient to subscribe for not less than 100 shares of common stock, and may not purchase fractional shares. You may exercise all or a portion of your Basic Subscription Privilege, or you may choose not to exercise any Rights at all. However, if you exercise less than your full Basic Subscription Privilege, you will not be entitled to purchase shares under your Over-Subscription Privilege.

Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

What is proration?

All subscriptions, including subscriptions pursuant to the Basic Subscription Privilege, will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering does not exceed the Maximum Offering Amount which is the total amount that we may raise in an equity offering pursuant to General Instruction I.B.6 of Form S-3. In the event that the number of subscriptions exceeds the Maximum Offering Amount, each subscriber will receive a pro rata portion of the shares issued pursuant to the Rights Offering. Each subscriber will receive a number of shares per Right equal to the product (disregarding fractions) obtained by multiplying the number of shares issuable by us to ensure that the Maximum Offering Amount is not exceeded based on the Subscription Price (the “Maximum Available New Stock”) by a fraction of which the numerator is the number of shares subscribed for by that subscriber under the Basic Subscription Right (or the Over-Subscription Privilege, as the case may be) and the denominator is the aggregate number of shares subscribed for by all of the subscribers pursuant to the Basic Subscription Right (or the Over-Subscription Privilege, as the case may be). Any fractional shares to which subscribers would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

For example, assume that the Subscription Price is $1.06 per share and 3,000,000 Rights are exercised during the course of the Rights Offering. The gross proceeds to our company, without proration, would equal $3,180,000 which is in excess of the Maximum Offering Amount. Accordingly, we would be required to prorate the subscriptions for each subscriber. If you exercised 1,000 Rights subscribing for 1,000 shares, your subscription would be prorated and you would receive only 849 shares of common stock (1,000 shares multiplied by the quotient of $2,700,000, or the Maximum Offering Amount, divided by $3,180,000) and would be refunded any additional money, without interest.

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The Subscription Agent will notify rights holders of the number of shares allocated to each holder promptly after completion of the allocation process. Any excess subscription payments received by the Subscription Agent will be promptly returned, without interest.

What is the Over-Subscription Privilege?

The Over-Subscription Privilege provides holders that exercise all of their Basic Subscription Privileges the opportunity to purchase the shares of common stock that are not purchased by other holders in this Rights Offering (the “Remaining New Stock”) up to the Maximum Offering Amount. If you fully exercise your Basic Subscription Privilege, the Over-Subscription Privilege entitles you to subscribe for additional shares unclaimed by other holders of Rights in this Rights Offering at the same Subscription Price per share. If an insufficient number of shares is available to fully satisfy all Over-Subscription Privilege requests, we will allocate the available shares pro-rata among those stockholders exercising their Over-Subscription Privilege based on the number of available shares such that each subscriber would receive such number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of Remaining New Stock by a fraction of which the numerator is the number of shares subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate number of shares of Remaining New Stock subscribed for by all participants under the Over-Subscription Privilege. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege prior to the expiration of the Rights Offering or such earlier date as may be specified in the Rights Certificate you receive from the Subscription Agent. Because we will not know the total number of unsubscribed shares prior to the Expiration Date, you will need to deliver payment in an amount equal to the aggregate purchase price for the maximum number of shares that you desire to purchase.

Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

How was the discount to market price determined by our board of directors for purposes of establishing the Subscription Price?

Our board of directors considered, among other things, the following factors in determining the discount to market price for purposes of establishing the Subscription Price:

●	the current and historical trading prices of our common stock;
●	the price at which holders might be willing to participate in the Rights Offering;
●	our need for additional capital and liquidity;
●	the cost of capital from other sources; and
●	comparable precedent transactions, including the percentage of shares offered, the terms of the Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors and following discussions with the Dealer-Manager, our board of directors also reviewed our history and prospects, including our past and present burn rate and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the discount to market price should be designed to provide an incentive to our current stockholders and warrant holders to participate in the Rights Offering and exercise their Rights.

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The Subscription Price does not necessarily bear any relationship to any established criteria for value, other than the current market price of our common stock on certain dates. You should not consider the Subscription Price as an indication of actual value of our company. We cannot assure you that the market price of our common stock will not decline during or after the Rights Offering. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable.

Why did our board of directors elect to price the Rights Offering at the lesser of the Initial Price or the Alternate Price?

The board determined to price the Rights Offering at the lesser of the Initial Price or the Alternate Price to attempt to protect holders from any decline in the price of our common stock which may occur after the Record Date and prior to the initial Expiration Date of the Rights Offering. While there is no guarantee that this mechanism will sufficiently protect holders that exercise their Rights (see “Risk Factors” below), the board and management wanted to increase the likelihood that the Subscription Price would be less than the current market price at the time the shares are delivered.

What is the role of the Dealer-Manager in this Rights Offering?

The Dealer-Manager, under the terms and subject to the conditions contained in the dealer-manager agreement, will contact holders regarding the exercise of their Rights and provide guidance to us on general market conditions and their impact on the Rights Offering. We have agreed to pay the Dealer-Manager certain fees for acting as the dealer-manager and to reimburse the Dealer-Manager for certain out-of-pocket expenses incurred in connection with the Rights Offering. See “Plan of Distribution” for a more complete discussion of the compensation to be paid to the Dealer-Manager for its services as the dealer-manager. The Dealer-Manager is not underwriting or backstopping the Rights Offering and is not making any recommendation with respect to the Rights (including with respect to the exercise or expiration of such Rights) or shares of common stock.

The Dealer-Manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of common stock, and (ii) the Dealer-Manager has agreed or will agree to reallocate a portion of its dealer-manager fee to each such broker-dealer whose clients exercise rights to purchase shares of common stock in this Rights Offering.

Any broker-dealer interested in participating as a selected dealer may contact a representative of the Dealer-Manager at rkreger@rhk.capital.

Am I required to exercise any or all of the Rights I receive in the Rights Offering?

No. You may exercise any number of your Rights, or you may choose not to exercise any Rights at all. Exercising or not exercising your Rights will not affect the number of shares of our common stock you own (or have the right to own upon exercise of other securities). However, if you choose not to exercise your Rights, your percentage ownership interest in our company and your voting and other rights may be diluted by other stockholder purchases (to the extent we receive any subscriptions in this Rights Offering).

How soon must I act to exercise my Rights?

The Rights may be exercised at any time beginning on the Commencement Date, which is Monday, November 26, 2018, and prior to the initial Expiration Date of the Rights Offering, which is Wednesday, December 19, 2018, at 5:00 p.m., Eastern time, unless the subscription period is extended. If you elect to exercise any Rights, the Subscription Agent must actually receive all required documents and payments from you prior to December 19, 2018, at 5:00 p.m., Eastern time, unless extended. Although we have the option of extending the subscription period for a period not to exceed 30 days, we do not intend to do so. If you cannot deliver your Rights Certificate to the Subscription Agent prior to the Expiration Date, you may follow the guaranteed delivery procedures described under “The Rights Offering.”

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How do I exercise my Rights?

If you are a holder of common stock or series 1 warrants of record (meaning you hold your securities in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for the Rights you elect to exercise (including any Over-Subscription Rights that you would like to exercise, if available), to the Subscription Agent before Wednesday, December 19, 2018 (unless extended). If you are exercising your Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the shares subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For assistance you may contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

What if my shares are held in “street name”?

If you hold your shares of our common stock or series 1 warrants in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the securities you own. The record holder must exercise the Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase shares, please promptly contact the record holder of your securities. We will ask the record holder of your securities, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering and to send you all of the information and documentation necessary for you to participate in the Rights Offering. For assistance you may contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or email at info@okapipartners.com.

Because the final Subscription Price may not be determined until the initial Expiration Date of the Rights Offering, how much money should I send to the Subscription Agent if I want to exercise my Rights?

For purposes of initially exercising your Rights, you should assume that the Subscription Price will equal the Initial Price of $1.06 per share. Accordingly, for each Right that you would like to exercise, including any Rights that you would like the opportunity to exercise pursuant to the Over-Subscription Privilege, you should send $1.06 per share. For assistance you may contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or email at info@okapipartners.com.

What happens if the final Subscription Price is less than the Initial Price?

If, on December 19, 2018, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts paid by a subscriber will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash. For example, assume that the initial Subscription Price is $1.06 per share. If you want to exercise your Rights to purchase 1,000 shares, you will promptly send payment to the Subscription Agent in the amount of $1,060. If the final Subscription Price decreases to $1.01 per share, you will receive 1,050 shares rather than 1,000 shares and no cash back. If you desire to only subscribe for a certain number of shares and you do not want any Excess Subscription Amounts to be applied to the purchase of additional shares in the Rights Offering, you will need to opt-out of this procedure by checking the appropriate box on the Rights Certificate. If you opt-out, the Subscription Agent will promptly refund to you any amounts overpaid for the Rights that you exercised, without interest or deduction. Detailed instructions to exercise your Rights, including regarding payment of the Subscription Price, are also included on your Rights Certificate. For assistance you may contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or email at info@okapipartners.com.

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How do I exercise my Rights?

If you wish to participate in the Rights Offering, you must take the following steps:

●	deliver payment to the Subscription Agent using the methods outlined in this prospectus supplement before 5:00 p.m., Eastern time, on December 19, 2018; and
●	deliver a properly completed Rights Certificate to the Subscription Agent using the methods outlined in this prospectus supplement before 5:00 p.m., Eastern time, on December 19, 2018.

If you cannot deliver your Rights Certificate to the Subscription Agent prior to the Expiration Date, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

What form of payment is required?

You must timely pay the full Subscription Price for the full number of shares you wish to acquire pursuant to the exercise of Rights by delivering to the Subscription Agent:

●	a bank certified check;
●	a personal check; or
●	wire transfer.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

Bank certified checks and personal checks should be sent to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attention: Corporate Actions Dept. If you are sending in a personal check, please be sure to mail the personal check for delivery on or prior to December 10, 2018 to ensure that your payment is processed prior to the initial Expiration Date.

If you are exercising your Rights pursuant to a wire transfer, please use the wire instructions below:

JP Morgan Chase

4 Metrotech Center

Brooklyn, NY 11245

ABA #: 021000021

Continental Stock Transfer & Trust as agent for Cemtrex, Inc. Rights Offering

Acct #: 475-588908

To whom should I send my forms and payment?

If your shares or series 1 warrants are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your Rights Certificate and payment of your Subscription Price to the Subscription Agent hand delivery, first class mail or overnight courier service to: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attention: Corporate Actions Dept.

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering.

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When will I receive my new shares of common stock?

The Subscription Agent will arrange for the issuance of the common stock promptly after the expiration of the Rights Offering and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your securities in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. If you are a holder of record of shares, all shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of the common stock.

If I exercise some or all of my Rights, may I cancel my exercise before the Rights Offering closes?

No. All exercises of Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Rights and even if our board of directors extends the rights offering for a period of up to 30 days. However, if we amend the Rights Offering to allow for an extension of the subscription period of more than 30 days or make a Material Change to the terms of the Rights Offering set forth in this prospectus supplement, you may cancel your purchase and receive a refund of any money you have advanced. You should not exercise your Rights unless you are certain that you wish to purchase shares at the Subscription Price.

If I exercise some or all of my Rights and I determine that I would like to exercise more of my Rights or I would like to exercise or increase my Over-Subscription Privilege, may I do so and, if so, what steps do I need to take?

Yes. While you may not revoke any exercise of your Rights, if you desire to increase your subscription you may do so. Please contact the Information Agent Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com to increase your subscription.

May I transfer my Rights?

No. You may not sell or transfer your Rights to anyone.

Are we requiring a minimum subscription to complete the Rights Offering?

No. We may complete the Rights Offering regardless of the number of Rights that may be exercised.

Are there any conditions to completing the Rights Offering?

No, but we have the right to cancel or modify the terms of the Rights Offering in our sole discretion.

Are there any other limitations on the exercise of the Rights aside from potential proration?

Yes. In the event that the exercise by a holder of the Rights could, as determined in our sole discretion, potentially result in a limitation on our ability to use the Tax Attributes under the Code and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such holder to such number of shares of common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes. In addition, Rights holders wishing to exercise their respective Rights in the Rights Offering must exercise at least that number of Rights sufficient to subscribe for not less than 100 shares of common stock.

Can our board of directors extend, cancel or amend the Rights Offering?

Yes. We have the option to extend the Rights Offering and the period for exercising your Rights for a period not to exceed 30 days, at our sole discretion. We do not presently intend to extend the Rights Offering. If we elect to extend the Expiration Date to a date following Wednesday, December 19, 2018, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced Expiration Date. We will extend the duration of the Rights Offering as required by applicable law or regulation and may choose to extend it if we decide to give holders more time to exercise their Rights in the Rights Offering.

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Our board of directors may cancel the Rights Offering at any time in its sole discretion. If the Rights Offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the Subscription Agent will be promptly returned, without interest or penalty.

Our board of directors also has the right to amend or modify the terms of the Rights Offering in its sole discretion. If we make any Material Change to the terms of the Rights Offering set forth in this prospectus, we will offer persons who have exercised their Rights the opportunity to cancel their purchases and the Subscription Agent will refund the funds advanced by each such person and recirculate an updated prospectus supplement. In addition, upon such event, we may extend the Expiration Date to allow holders of Rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the later Expiration Date. The terms of the Rights Offering cannot be modified or amended after the Expiration Date. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the Subscription Price, although we do not currently anticipate any such change.

Has our board of directors made any recommendation to our stockholders regarding the Rights Offering?

No. Neither our board of directors nor the Dealer-Manager is making any recommendation to stockholders regarding the exercise of Rights in the Rights Offering. You should make an independent investment decision about whether or not to exercise your Rights. Stockholders who exercise Rights risk the loss of the amount invested. See “Risk Factors” for a discussion of material risks involved in investing in our common stock.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers has entered into any binding commitment or agreement to exercise Rights received in the Rights Offering, our directors and executive officers have indicated that they intend on participating in the Rights Offering.

How many shares of the company’s common stock will be outstanding after the rights offering?

At the Record Date, 13,092,256 shares of our common stock and 3,471,717 series 1 warrants were outstanding. The number of shares of common stock outstanding after the Rights Offering will depend on the final Subscription Price and the number of Rights that are exercised. If the Subscription Price does not decrease and if all of the Rights are exercised, there will be 15,639,426 shares of common stock outstanding after the Rights Offering.

How much proceeds will we receive from the Rights Offering?

Assuming the Rights Offering is subscribed in full, we will receive proceeds of approximately $2,420,000, net of expenses and fees incident to this Rights Offering estimated at approximately $280,000, including dealer-manager fees. However, until the subscription period ends, we will not know the total proceeds that we have received in the Rights Offering. For a description on how we plan to use the proceeds of the Rights Offering, see “Use of Proceeds.”

Are there material risks in exercising my Rights?

Yes. The exercise of your Rights involves material risks. Among other things, you should carefully consider each of the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

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If the Rights Offering is not completed, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If the Rights Offering is not completed, all subscription payments received by the Subscription Agent will be promptly returned, without interest. If you own your common stock in a brokerage account, it may take longer for you to receive the return of your payment because the Subscription Agent will return your payment through the broker, dealer, bank or other nominee that is the record holder of your shares of common stock.

Will the Rights be listed on a stock exchange or national market?

No. The Rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market.

Will the shares of common stock that I receive upon exercise of my Rights be freely-tradable?

Yes. The Rights Offering is being conducted pursuant to an effective registration statement. Accordingly, all shares of common stock issued upon exercise of the Rights will be free of any restrictive legend and will be freely-tradable on NASDAQ.

How do I exercise my Rights if I live outside the United States?

To exercise your Rights, you must follow the process described in the subscription documents sent to you and also available from the Information Agent. For assistance you may contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

What fees or charges apply if I exercise my Rights?

We are not charging any fee or sales commission to issue Rights to you or to issue the shares to you if you exercise your Rights. If you hold your securities in “street name” and exercise your Rights through a broker, dealer, bank or other nominee that is the record holder of your securities, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising Rights?

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of Rights unless the Rights Offering is treated as a distribution described in either Section 305(b) or 305(c) of the Code. We believe that the Rights Offering should not be treated as either such distribution, but certain aspects of that determination are unclear. Our position is not binding on the Internal Revenue Service or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Rights and the receipt, ownership and disposition of our shares. For further information, see “Material U.S. Federal Income Tax Consequences.”

Who should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks discussed below as well as those described under “Risk Factors” of the accompanying prospectus and in the documents we have incorporated by reference herein and therein, including our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 and Annual Report on Form 10-K for the fiscal year ended September 30, 2017, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks Related to our Business

There is no guarantee that cash flow from operations and/or debt and equity financings will provide sufficient capital to meet our expansion goals and working capital needs.

Our current strategic plan includes the expansion of our company both organically and through acquisitions if market conditions and competitive conditions allow. Due to the long-term nature of investments in acquisitions and other financial needs to support organic growth, including working capital, we expect our long-term and working capital needs to periodically exceed the short-term fluctuations in cash flow from operations. We anticipate that we will likely raise additional external capital from the sale of common stock, preferred stock and debt instruments as market conditions may allow, in addition to cash flow from operations (which may not always be sufficient), to fund our growth and working capital needs.

In the event that we need to raise significant amounts of external capital at any time or over an extended period, we face a risk that we may need to do so under adverse capital market conditions with the result that our existing shareholders, as well as persons who acquire our common stock, may incur significant and immediate dilution should we raise capital from the sale of our common or preferred stock. Similarly, we may need to meet our external capital needs from the sale of secured or unsecured debt instruments at interest rates and with such other debt covenants and conditions as the market then requires. In all of these transactions we anticipate that we will likely need to raise significant amounts of additional external capital to support our growth. However, there can be no guarantee that we will be able to raise external capital on terms that are reasonable in light of current market conditions. In the event that we are not able to do so, those who acquire our common stock may face significant and immediate dilution and other adverse consequences. Further, debt covenants contained in debt instruments that we issue may limit our financial and operating flexibility with consequent adverse impact on our common stock market price.

We are substantially dependent upon the success and continued market acceptance of our technology and a favorable regulatory environment; the absence of which may significantly reduce our sales, profits and cash flow and adversely impact our financial condition.

The recent reduction of emissions control regulations has adversely impacted the market for our environmental control products business. In addition to overall reduced market demand, other competing technologies may be offered by both existing competitors or by those that enter the market and these competing technologies may offer a better cost-benefit ratio than our products and/or at lower prices with the result that our sales, profits, and cash flow may suffer significantly over an extended period with serious adverse impact on our financial condition.

Our future operating results depend in part on continued successful research, development and marketing of new and improved products and services through our new subsidiary Cemtrex Advanced Technologies, and there can be no assurance that we will successfully introduce new products and services into the market.

The success of new and improved products and services through our Cemtrex Advanced Technologies Inc. subsidiary depends on our research and development efforts and the initial acceptance of our products by consumers. This is a new line of business for our company, and our management has limited experience with consumer products in general, and with IoT products in particular. Our business is affected by varying degrees of technological change and corresponding shifts in customer demand, which result in unpredictable product transitions, shortened life cycles and increased importance of being first to market with new products and services. We may experience difficulties or delays in the research, development, production and/or marketing of new products and services, and may develop new types of products for which there might be little market demand, which may negatively impact our operating results and prevent us from recouping or realizing a return on the investments required to continue to bring new products and services to market.

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We have substantial debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.

As of June 30, 2018, our total indebtedness was approximately $15.3 million, including a revolving line of credit of $1.4 million, short-term notes payable of $3.4 million, non-convertible notes payable of $796,975, bank loans of $5.8 million and mortgage of $3.9 million. Approximately $1.9 million of such debt is classified as current and approximately $400,000 of such debt was repaid subsequent to June 30, 2018 in the form of shares of our common stock. This substantial debt could have important consequences, including the following: (i) a substantial portion of our cash flow from operations may be dedicated to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations, future business opportunities and capital expenditures; (ii) our ability to obtain additional financing for working capital, debt service requirements and general corporate purposes in the future may be limited; (iii) we may face a competitive disadvantage to lesser leveraged competitors; (iv) our debt service requirements could make it more difficult to satisfy other financial obligations; and (v) we may be vulnerable in a downturn in general economic conditions or in our business and we may be unable to carry out activities that are important to our growth.

Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance our indebtedness depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond management’s control. If we are unable to generate sufficient cash flow to service our debt or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, which could impair our liquidity. Any refinancing of indebtedness, if available at all, could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. Despite our significant amount of indebtedness, we may need to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial debt.

Our failure to successfully develop, sell and market our new SmartDesk in a timely and cost effective manner could adversely affect our future profitability.

In April 2018, we launched SmartDesk, our proprietary advanced technology workspace solution, and, in May 2018, we began taking reservations for SmartDesk with customers to receive delivery in the first quarter of fiscal year 2019. A portion of the net proceeds of this Rights Offering is intended to be used to further the development, sales and marketing of SmartDesk. We believe that our profitability will depend in part on our ability to effectively (i) convert existing reservations for SmartDesk into actual orders, (ii) continue our engineering effort to develop new features for the SmartDesk as requested by customers, (iii) market SmartDesk through our own marketing organization and via third-party distribution channels in the United States and internationally, and (iv) deliver SmartDesk to customers with appropriate installation and service. Failure to successfully convert existing reservations, continue our ongoing product development, market through a multi-channel distribution network and deliver SmartDesk in a timely and cost effective manner could adversely affect profitability. There can be no assurance that we will be successful in these efforts or that even when our SmartDesk is delivered, it will achieve market acceptance in a timely fashion. Further, there can be no assurance that expenses incurred in connection with the development, sales and marketing of SmartDesk will not exceed our expectations, or that SmartDesk will generate revenues sufficient to offset these expenses. In addition, although we have filed numerous U.S. patent applications relating to various aspects and features of our SmartDesk, there can be no assurance that any patents will issue on any of the pending patent applications.

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Our ability to secure and maintain sufficient credit arrangements is key to our continued operations and there is no assurance we will be able to obtain sufficient additional equity or debt financing in the future.

There is no assurance that we will be able to retain or renew our credit agreements and other finance agreements in the future. In the event our company grows rapidly, the uncertain economic climate continues or we acquire one or more other companies, additional financing resources will likely be necessary in the current or future fiscal years. As a smaller public company with a limited ability to attract and obtain financing, there is no assurance that we will be able to obtain sufficient additional equity or debt financing in the future on terms that are reasonable in light of current market conditions.

Our sales and gross margins depend significantly on market demand for our products, as to which there can be no assurance.

The uncertainty in the United States and in the international economic and political environment could result in a decline in demand for our products in any industry. Our gross margins are dependent upon our ability to maintain sales volumes at levels that allow us to cover our fixed costs and variable costs per unit. To the extent that one or more product lines experience a significant and protracted decline in sales volume, we may experience significant declines in our gross margins that may result in losses. Further, any adverse changes in tax rates and laws affecting our customers could result in decreases in demand of our products and thus decrease our gross margins. Any of these factors could negatively impact our business, results of operations and financial condition.

Many of our existing and future customers do not commit to firm production schedules, which may result in higher fixed costs per unit for us relative to our competitors.

Most of our customers do not commit to long-term production schedules, which makes it difficult to schedule production and achieve maximum efficiency at our manufacturing facilities and to manage inventory levels. We are unable to forecast the level of customer orders with any precision. As a result, our fixed costs per unit may be higher than our competitors who are able to achieve greater economies with longer production runs at lower costs per unit and, at the same time, achieve lower manufacturing costs as a result and as a result of better manufacturing scheduling. The volume and timing of sales to our customers may vary due to:

●	customers’ attempts to manage their inventory;
●	variation in demand for the company’s customers’ products design changes; or
●	acquisitions of or consolidation among customers.

In these circumstances, we anticipate that we could be required to increase or decrease staffing and more closely manage other expenses in order to meet the anticipated demand of our existing and future customers. Orders from our customers are subject to cancellation, and delivery schedules from our customers fluctuate as a result of changes in our customers’ demand, thereby adversely affecting our results of operations, and may result in higher inventory levels. Higher inventory levels may cause us to need greater external financing, which adversely affects our financial performance.

Our products face competitive challenges, including rapid technological changes, and pricing pressure from competitors, which could adversely affect our business.

All of our product lines are subject to significant competition from existing and future competitors, market conditions and technological change, or a combination of them, and our sales revenues and gross margins may suffer protracted and serious declines with the result that we would likely incur protracted losses. Further, the barriers to entry in several of our lines of business are not so significant that we may be facing competition from others who see significant opportunities to enter the market and undercut our prices with products that possess superior technological attributes at prices that offer our customers a better value. In this instance, we could incur protracted and significant losses and persons who acquire our common stock would suffer losses thereby.

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Factors affecting the industries that utilize our products could negatively impact our customers and us.

We have no real control over factors affecting the industries that utilize our products and to the extent that any one or more of these industries change dramatically, we may be facing significant financial challenges that are in excess of our existing capabilities. These factors include:

●	increased competition among our customers and their competitors;
●	the inability of our customers to develop and market their products;
●	recessionary periods in our customers’ markets;
●	the potential that our customers’ products become obsolete;
●	our customers’ inability to react to rapidly changing technology; and
●	our customers’ inability to pay for our products, which could, in turn, affect the company’s results of operations.

If we are unable to develop new products, our competitors may develop and market products with better features that may reduce demand for our existing and potential products or otherwise result in our products becoming obsolete and could materially and adversely affect our ability to sustain profitability.

There are many larger competitors who compete directly with us and who have significantly greater financial, technological and research resources. This may serve to severely damage our ability to market and sell our products at price levels that would allow us to achieve and maintain profit margins and positive cash flow.

We are a smaller public company and we face rapid technological change in many of our product markets and we may not be able to introduce any successful new products or any enhancements to our existing products on a timely basis, or at all. This could result in prolonged and significant losses. In addition, our introduction of new products could adversely affect sales of certain of our existing products if these new products directly compete with our existing products. If our competitors develop innovative technologies that are superior to our products or if we fail to accurately anticipate market trends and respond on a timely basis with our own innovations, we may not achieve sufficient growth in its revenues to attain profitability or if we do, we may not be able sustain profitability.

We have grown through acquisitions and are continuously looking to fund other acquisitions; our failure to raise funds for acquisitions may have the effect of slowing down our growth and our use of funds for acquisitions subjects us to acquisition-related risks.

We intend to make acquisitions of complementary (including competitive) businesses, products and technologies. However, any future acquisitions may result in material transaction costs, increased interest and amortization expenses related to goodwill and other intangible assets, increased depreciation expense and increased operating expenses, any of which could have an adverse effect on our operating results and financial position. Acquisitions will require integration of acquired assets and management into our operations to realize economies of scale and control costs. Acquisitions may involve other risks, including diversion of management attention that would otherwise be available for ongoing internal development of our business and risks inherent in entering markets in which we have no or limited prior experience. In connection with future acquisitions, we may make potentially dilutive issuances of equity securities. In addition, consummation of acquisitions may subject us to unanticipated business uncertainties, contingent liabilities or legal matters relating to those acquired businesses for which the sellers of the acquired businesses may not fully indemnify us. There can be no assurance that our business will grow through acquisitions, as anticipated.

Three securities class action complaints have been filed against us and certain of our executive officers that challenged various aspects of our stock trading and relationships, the results of which are inherently unpredictable.

Three securities class action complaints were filed against our company and certain of our executive officers in the U.S. District Court for the Eastern District of New York on February 24, 2017. Under the requirements of the Private Securities Litigation Reform Act of 1995, these three alleged class actions, as well as any further related actions, were consolidated into a single lawsuit on March 9, 2018. A follow-on, related derivative complaint also was filed against us and our executive officers and directors in New York State court on April 10, 2017. That derivative action has been stayed by agreement of the parties until after the motion to dismiss process in the consolidated alleged class actions has run its course. Pursuant to a stipulated District Court schedule, plaintiffs filed an Amended Consolidated Class Action Complaint on May 7, 2018. We filed a motion to dismiss this class action with the Court on July 6, 2018.

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The allegations in the complaint are based on the assertions contained in a blog post published on an internet website that challenged various aspects of our company’s stock trading and relationships. We denied these assertions, and filed a lawsuit seeking damages in the amount of $170 million, against the blogger who published that report on March 4, 2017 in the U.S. District Court for the Eastern District of New York. We voluntarily dismissed that lawsuit on June 12, 2017, because in spite of considerable effort, we were unable to serve the defendant blogger within the required time, but we have reserved the right to re-file our claims against him at a later date.

We believe the alleged class action and derivative litigations are without merit and intend to defend ourselves vigorously. We have retained Baker Hostetler, a national law firm with no previous relationship to our company, to defend the litigations, and intend to seek dismissal of the litigations at the earliest possible stage. We have to abide by the timeline set by the Court and hence cannot predict the timetable of this litigation. Regardless of the lack of merit of the claims, litigation is inherently unpredictable and may be costly, time consuming and disruptive to our business. Although we have an insurance policy with a $150,000 deductible in place, which covers this class action lawsuit, we could incur judgments or enter into settlements of claims that could adversely affect our business, operating results or cash flows.

The loss of the services of Aron Govil and Saagar Govil for any reason would materially and adversely affect our business operations and prospects.

Our financial success is dependent to a significant degree upon the efforts of Aron Govil, our Executive Director, and Saagar Govil, our Chairman, President and Chief Executive Officer. Aron Govil, who previously served as our Chairman of the Board, has knowledge regarding environmental control systems and has financial resources and business contacts that would be extremely difficult to replace. Saagar Govil possesses engineering, sales and marketing experience concerning our company that our other officers do not have. We have not entered into employment arrangements with either of them. There can be no assurance that Aron Govil and Saagar Govil will continue to provide services to us. While Saagar Govil devotes substantially all of his working time to our company, Aron Govil devotes an average of 20 hours per week to our company and the balance of his working time is devoted to other business and investment activities. A voluntary or involuntary departure by Aron Govil and/or Saagar Govil could have a materially adverse effect on our business operations if we were not able to attract a qualified replacement for them in a timely manner.

Our management stockholders have significant stockholdings in and influence over our company which could make it impossible for public stockholders to influence the affairs of our company.

We are a “controlled company” under Nasdaq Listing Rules. Approximately 54% of our outstanding voting shares, which includes our common stock, series A preferred stock and series 1 preferred stock, are beneficially held by Aron Govil, our Executive Director, and Saagar Govil, our Chairman, President and Chief Executive Officer. Pursuant to the certificate of designation for our series A preferred stock, each outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of such vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. As a result of Aron Govil’s and Saagar Govil’s ownership of our common stock and Aron Govil’s ownership of our series A preferred stock and series 1 preferred stock, our management stockholders control, and will control in the future, substantially all matters requiring approval by the stockholders of our company, including the election of all directors and approval of significant corporate transactions. This could make it impossible for public stockholders to influence the affairs of our company.

We could be subject to economic, political, regulatory and other risks arising from international operations.

Operating in international markets requires significant resources and management attention and will subject us to regulatory, economic and political risks that may be different from and incremental to those in the United States. In addition to the risks that we face in the United States, our international operations in India, Germany and elsewhere may involve risks that could adversely affect our business, including:

●	the need to adapt our content and user interfaces for specific cultural and language differences, including licensing a certain portion of our content library before we have developed a full appreciation for its performance within a given territory;

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●	difficulties and costs associated with staffing and managing foreign operations;
●	management distraction;
●	political or social unrest and economic instability;
●	compliance with United States laws, such as the Foreign Corrupt Practices Act, export controls and economic sanctions, and local laws prohibiting corrupt payments to government officials;
●	unexpected changes in regulatory requirements;
●	less favorable foreign intellectual property laws;
●	adverse tax consequences such as those related to repatriation of cash from foreign jurisdictions into the United States, non-income related taxes such as value-added tax or other indirect taxes, changes in tax laws or their interpretations, or the application of judgment in determining our global provision for income taxes and other tax liabilities given inter-company transactions and calculations where the ultimate tax determination is uncertain;
●	fluctuations in currency exchange rates, which could impact revenues and expenses of our international operations and expose us to foreign currency exchange rate risk;
●	profit repatriation and other restrictions on the transfer of funds;
●	differing payment processing systems as well as consumer use and acceptance of electronic payment methods, such as payment cards;
●	new and different sources of competition;
●	different and more stringent user protection, data protection, privacy and other laws; and
●	availability of reliable broadband connectivity and wide area networks in targeted areas for expansion.

Our failure to manage any of these risks successfully could harm our international operations and our overall business, and results of our operations.

Currency fluctuations may adversely impact our operations and reduce profits on our foreign sales or increase our costs, either of which could adversely affect our financial results.

Given that substantial portion of our revenues are outside the United States, we are subject to fluctuations in foreign currency exchange rates. Translation losses resulting from currency fluctuations may adversely affect the profits from our operations and have a negative impact on our financial results. Foreign currency fluctuations may also make our systems and products more expensive for our customers, which could have a negative impact on our sales. In addition, we purchase some foreign-made products directly from and through our subcontractors. Due to the multiple currencies involved in our business, foreign currency positions partially offset and are netted against one another to reduce exposure. We cannot assure that fluctuations in foreign currency exchange rates will not make these products more expensive to purchase. Increases in our direct or indirect cost of purchasing these products could negatively impact our financial results if we are not able to pass those increased costs on to our customers.

Even though we achieved a profit for the fiscal year ended September 30, 2017, we cannot assure you that we will remain profitable and maintain a positive cash flow or, if we are profitable and have a positive cash flow, that we can sustain operations that are profitable and have a positive cash flow in the future.

We continue to incur significant expenditures related to selling and marketing and general and administrative activities as well as capital expenditures and anticipate that our expenses may increase in the foreseeable future as we expand our business. Further, as a public company we continue to incur significant legal, accounting and other expenses that we would not incur as a private company. To maintain profitability, we will need to generate significant additional revenues with significantly improved gross margins. There can be no assurance that we will be able to maintain profitability with our existing revenues and in the future generate such additional revenues, improve our gross margins, or both of them and maintain and sustain our profitability or a positive cash flow.

We face constant changes in governmental standards by which our environmental control products are evaluated and we have no control over these standards.

We have no ability to predict the extent to which governmental standards and regulations will favor or disfavor our products, our technology, or the business strategies that we have or will implement in the future. There is a distinct risk that we may face governmental standards and regulations that seriously undercut our fundamental assumptions regarding existing trends in regulation and technology and assumptions regarding the type of technology to use. To the extent that we are not able to accurately predict these trends and effectively utilize these predictions in our business strategy, we may suffer protracted losses with the result that persons who acquire our common stock will suffer losses thereby.

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We believe that, due to the constant focus on the environment and clean air standards throughout the world, a requirement in the future to adhere to new and more stringent regulations both domestically and abroad is possible as governmental agencies seek to improve standards required for certification of products intended to promote clean air. In the event our products fail to meet these ever-changing standards, some or all of our emission monitoring and environmental control products may become obsolete.

The future growth of our environmental control business depends, in part, on enforcement of existing emissions-related environmental regulations and further tightening of emission standards worldwide with regulations that allow our products to compete effectively against our competitors.

We expect that the future environmental control products business growth will likely be driven, in part, by the enforcement of existing emissions-related environmental regulations and tightening of emissions standards worldwide. If such standards do not continue to become stricter or are loosened or are not enforced by governmental authorities or if such standards require the use of technologies that we do not possess or are not able to develop, it could have a material adverse effect on our business, operating results, financial condition and long-term prospects.

We may incur substantial costs enforcing our proprietary information, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to intellectual property rights.

We have undertaken only a limited evaluation of our intellectual property rights and we may discover that one or more of our intellectual property rights infringe upon the patents or rights of others with the result that we may incur significant losses thereby. In that event, any person who acquires our common stock may suffer losses thereby.

While we believe that our technology and procedures are likely proprietary, we cannot assure you that others have not or will not replicate our technology and procedures and achieve greater efficiencies and success at our expense.

In that event, we could suffer serious and protracted losses and negative cash flow thereby, our strategy has been to rely on our flexibility to develop custom engineered solutions for various applications and be responsive to customer needs. We cannot assure you that this strategy is or will remain effective to meet these challenges.

We may not have sufficient financial resources to defend our intellectual property rights or otherwise successfully defend against claims that we have infringed on a third party’s intellectual property and, as a result, it may adversely affect our business, financial condition and results of operations.

Even if such claims are not valid, they could subject us to significant costs. In addition, it may be necessary in the future to enforce our intellectual property rights to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. We may not have sufficient financial resources to defend our intellectual property rights or otherwise to successfully defend the company against valid or spurious claims that we have infringed upon the intellectual property rights of others.

An adverse outcome in litigation or any similar proceedings could force us to take actions that could harm its business. These include: (i) ceasing to sell products that contain allegedly infringing property; (ii) obtaining licenses to the relevant intellectual property which we may not be able to obtain on terms that are acceptable, or at all; (iii) indemnifying certain customers or strategic partners if it is determined that we have infringed upon or misappropriated another party’s intellectual property; and (iv) redesigning products that embody allegedly infringing intellectual property. Any of these results could adversely and significantly affect our business, financial condition and results of operations. In addition, the cost of defending or asserting any intellectual property claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and lead to significant and protracted losses.

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We may not have sufficient funds to defend a class action suit from a customer as a result of our installed base of products.

Our products are installed at large industrial plants where products of other manufacturers and suppliers are also installed. We could be subject to a class action lawsuit from a customer as a result of loss sustained by a customer due to malfunction of another manufacturer’s product. We may not have sufficient financial resources to successfully defend such a lawsuit.

Product defects could cause us to incur significant product liability, warranty and repair and support costs and damage our reputation which would have a material adverse effect on our business.

Although we test our products, defects may be discovered in future or existing products. These defects could cause us to incur significant warranty, support and repair costs and divert the attention of research and development personnel. It could also significantly damage our reputation and relationship with distributors and customers which would adversely affect our business. In addition, such defects could result in personal injury or financial or other damages to customers who may seek damages with respect to such losses. A product liability claim against us, even if unsuccessful, would likely be time consuming and costly to defend. We carry some product liability insurance but we cannot assure you that the amount of coverage that we carry is sufficient to insulate us from these claims. In the event of any claim asserting product defects, we will be directly exposed to liability for claims in excess of our coverage limits and there is a clear risk that we and our stockholders could suffer significant and protracted losses thereby.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater financial and managerial resources than we do.

There is significant competition among companies that provide emissions monitoring and environmental control systems. Several companies market products that compete directly with our products. Other companies offer products that potential customers may consider to be acceptable alternatives to our products and services. We face direct competition from companies with far greater financial, technological, manufacturing and personnel resources.

Our results may fluctuate due to certain regulatory, marketing and competitive factors over which we have little or no control.

The factors listed below, some of which we cannot control, may cause our revenue and results of operations to fluctuate significantly:

●	The existence and enforcement of government environmental regulations. If these regulations are not maintained or enforced then the market for the company’s products could deteriorate;
●	Retaining and keeping qualified employees and management personnel;
●	Ability to upgrade our products to keep up with the changing market place requirements;
●	Ability to keep up with our competitors who have much higher resources than us;
●	Ability to find sub-suppliers and sub-contractors to assemble and install our products;
●	General economic conditions of the industry and the ability of potential customers to spend money on setting up new industries that require our products;
●	Ability to maintain or raise adequate working capital required for the operations and future growth; and
●	Ability to retain our Chief Executive Officer and other senior key personnel.

Increased internet information security threats and targeted computer crimes could pose a risk to our systems, networks, and operations.

Increased global internet information security threats and targeted computer crimes pose a risk to the security of our systems, information and networks and the confidentiality, availability and integrity of our data and communications. While we attempt to mitigate these risks by employing a number of measures, including comprehensive monitoring of our networks and maintenance of backup and protective systems, still our systems, networks and products could remain potentially vulnerable to advanced persistent threats. Depending on their nature, such threats could potentially lead to the compromising of our information and communications, improper use of our systems and networks, manipulation and destruction of data, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness and results of operations.

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We have a small management team. The loss of any member of our senior management and any significant failure to attract and retain qualified personnel in a competitive labor market could limit our ability to execute our growth strategy, resulting in a slower rate of growth or a period of losses and/or negative cash flow.

We depend on the continued service of our senior management. Due to the nature of our business, we may have difficulty locating and hiring qualified personnel and retaining such personnel once hired. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could limit our ability to execute our growth strategy resulting in a slower rate of growth.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our consolidated financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, our securities may be less attractive to investors.

As a company with less than $1.07 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives;

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and Chief Executive Officer pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our consolidated financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure.

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Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period. Under current SEC rules, however, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

We cannot predict if investors will find our securities less attractive due to our reliance on these exemptions. If investors were to find our securities less attractive as a result of our election, we may have difficulty raising all of the proceeds we seek in this offering.

Risks Related to Our Common Stock and This Offering

Management will have broad discretion with respect to the use of the proceeds from this Rights Offering and the proceeds from the Rights Offering may be insufficient to meet our ongoing capital needs.

Although we have highlighted the intended use of proceeds for this Rights Offering, our management will have broad discretion as to the application of the net proceeds from this Rights Offering and could use them for purposes other than those contemplated at the time of the Rights Offering. Additionally, depending on the amount of proceeds generated from the Rights Offering, the proceeds may be insufficient to meet our ongoing capital needs. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you do not participate in the Rights Offering, your interest in our company will likely be diluted.

Common stockholders who do not fully exercise their respective Rights should expect that they will, at the completion of the Rights Offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their Rights.

Our common stock price may be volatile as a result of the Rights Offering.

The trading price of our common stock may fluctuate substantially as a result of the Rights Offering. The price of the common stock that will prevail in the market following the Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

The Rights Offering may cause the price of our common stock to decline.

The Rights Offering may result in an immediate decline in the market value of our common stock. This decline may continue after the completion of Rights Offering. Further, if a substantial number of Rights are exercised and the holders of the shares received upon exercise of those Rights choose to sell some or all of the shares of common stock, the resulting sales could depress the market price of our common stock. There is no assurance that, following the Expiration Date, you will be able to sell the common stock you receive from the exercise of your Rights at a price equal to or greater than the Subscription Price.

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Although the pricing mechanism determined by our board of directors in the Rights Offering is intended to provide holders that exercise their Rights with shares at a discount to the market price of our common stock, there is no guarantee that by the time the shares are delivered to you, the market price of our common stock will be above the discounted price. Further, because the exercise of your Rights is not revocable and because the Rights are not transferrable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered.

Our board of directors has approved a pricing mechanism intended to provide Rights holders with an opportunity to exercise their Rights at a discount to the market price of our common stock. However, there is no guarantee that the Subscription Price, whether it is set at the Initial Price or the Alternate Price, will be lower than the market price of our common stock at the time that the shares are purchased and delivered. Further, because the exercise of your Rights is not revocable and because the Rights are not transferable, you will not be able to revoke your subscription if the market price decreases prior to the delivery of the shares or transfer of the shares until after they are delivered to you. Accordingly, the Subscription Price at which you are purchasing shares of common stock may be above the prevailing market price by the time that the shares of common stock are purchased and delivered.

Completion of the Rights Offering and the sale of the shares is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors.

Completion of the Rights Offering is not subject to our raising a minimum offering amount. As such, proceeds from the Rights Offering and the sale of the shares may not be sufficient to meet the objectives we state in this prospectus supplement, including the further development and sale of our SmartDesk workspace solution. Stockholders should not rely on the success of the Rights Offering and the sale of the shares to entirely address our need for funding. If we fail to complete the Rights Offering or raise capital from other sources, we would anticipate having to significantly scale back our growth plans and operating expenses, which will curtail the progress of our business.

The Rights are not transferable and there is no market for the Rights.

You may not sell, transfer or assign your Rights. The Rights are only transferable by operation of law. Because the Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Rights.

Because we do not have any formal commitments from any of our stockholders or series 1 warrant holders to participate in the Rights Offering, the net proceeds we receive from the Rights Offering may be lower than we currently anticipate and may even be zero.

We do not have any formal commitments from any of our stockholders or series 1 warrant holders to participate in the Rights Offering, and we cannot assure you that any of our stockholders or warrant holders will exercise all or any part of their Rights. If our stockholders and warrant holders subscribe for fewer shares of our common stock than we currently anticipate, or if our stockholders and warrant holders do not participate in the Rights Offering at all, the net proceeds we receive from the Rights Offering could be significantly lower than we currently expect and potentially zero.

If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies promptly and without interest.

We may decide, in our discretion and for any or no reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If the Rights Offering is terminated, we will have no obligation with respect to Rights that have been exercised except to promptly return, without interest or deduction, the subscription monies deposited with the Subscription Agent.

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If you do not act on a timely basis and follow subscription instructions, your exercise of the Rights may be rejected.

Holders of shares of common stock and series 1 warrants who desire to purchase shares in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern time, on Wednesday, December 19, 2018 (unless extended). If you are a beneficial owner of shares of common stock or warrants and you wish to exercise your Rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver the forms and payments to the Subscription Agent prior to 5:00 p.m., Eastern time, on Wednesday, December 19, 2018 (unless extended). We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern time, on Wednesday, December 19, 2018.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

The receipt of Rights may be treated as a taxable distribution to you.

We believe the distribution of the Rights in the Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Code. See the discussion of “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the IRS or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and series 1 warrants is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

The Subscription Price determined for the Rights Offering is not an indication of the fair value of our common stock.

In determining the method for computing the Subscription Price, our board of directors considered a number of factors, including, but not limited to, the price at which our stockholders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock including volatility, the amount of proceeds desired, the potential need for liquidity and capital, potential market conditions and the desire to provide an opportunity to our stockholders to participate in the Rights Offering. In conjunction with its review of these factors, our board of directors also reviewed a range of discounts to market value represented by the subscription prices in rights offerings by other public companies. The Subscription Price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value, other than the current market price of our common stock on certain dates. You should not necessarily consider the Subscription Price as an indication of the fair value of our common stock. After the date of this prospectus supplement, our common stock may trade at prices above or below the Subscription Price.

There is no back-stop or standby commitment in place to purchase shares that are not purchased in the Rights Offering, and no minimum number of shares that we must sell in the Rights Offering.

There is no back-stop or standby commitment in place to purchase shares that are not purchased in the Rights Offering. The Dealer-Manager is not acting as an underwriter or placement agent of the Rights or the shares of common stock issuable upon exercise of the Basic Subscription Privilege or Over-Subscription Privilege. The Dealer-Manager’s services to us in this Rights Offering cannot be construed as any assurance that the Rights Offering will be successful. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company. Further, there is no minimum number of shares that we must sell in the Rights Offering. Consequently, the Rights Offering may not raise significant funds or achieve any minimum liquidity threshold.

We cannot predict when, or whether, we will declare a dividend on our common stock which may adversely impact the market price of our stock.

Our board of directors declared a one-time cash dividend on our common stock in April 2017. The terms of our series 1 preferred stock provide for the payment of semiannual dividends on the last day of March and September in each year, which began in March 2017. No other cash dividends have been declared or paid by us on our stock during either of the two most recent fiscal years or the period through the date of this prospectus. Other than with respect to our series 1 preferred stock, our board of directors declares dividends when, in its discretion, it determines that a dividend payment, as opposed to another use of cash, is in the best interests of the stockholders. Such decisions are based on the facts and circumstances then existing including, without limitation, our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. As a result, we cannot predict when, or whether, another dividend on our common stock will be declared in the future.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

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USE OF PROCEEDS

We may raise gross proceeds of up to $2,700,000 in the Rights Offering. Assuming that we raise $2,700,000, we estimate that the net proceeds from the sale of the securities offered by this prospectus supplement will be approximately $2,420,000, after deducting the offering expenses and fees payable by us estimated at approximately $280,000, including dealer-manager fees. However, there is no minimum number of Rights that must be exercised in this Rights Offering and no aggregate minimum number of shares of common stock that we will issue at the closing of this Rights Offering. Accordingly, we may raise substantially less proceeds than $2,700,000.

We intend to use the net proceeds from this Rights Offering (i) to further the development, sales and marketing of our new smart device, the SmartDesk, a proprietary advanced technology workspace solution, and (ii) for general corporate purposes, including for working capital purposes, to increase sales and operational capabilities. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities. How we apportion the proceeds of this Rights Offering will depend upon the amount that we raise in the Rights Offering.

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THE RIGHTS OFFERING

Subscription Rights

We are distributing to the holders of our common stock and series 1 warrants, at no charge, non-transferrable subscription rights to purchase our common stock. Each holder of our common stock at 5:00 p.m., Eastern time, on November 20, 2018 will receive one Right to purchase one share of our common stock (subject to proration) for each one share of common stock owned by such holder on the Record Date, and each holder of our series 1 warrants at 5:00 p.m., Eastern time, on November 20, 2018 will receive one Right to purchase one share of our common stock (subject to proration) for every ten series 1 warrants owned by such holder on the Record Date. The Rights will be evidenced by a Rights Certificate. Each Right will entitle the holder to a Basic Subscription Privilege and an Over-Subscription Privilege for all Basic Subscription Privileges that remain unsubscribed, in each case subject to proration and as described below. You will only be permitted to exercise your Over-Subscription Privilege, if any, if you fully exercise your Basic Subscription Privilege (provided that any Excess Subscription Amount may be applied to your Over-Subscription Privilege as described below). You may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights. Rights may only be exercised in aggregate for whole numbers of shares of our common stock. No fractional shares of our common stock will be issued in the Rights Offering and, in the event of proration, all fractional shares will be rounded down to the nearest whole share.

Limitation on the Purchase of Shares

Your Basic Subscription Right permits you to only purchase the number of shares upon exercise of the number of Rights distributed to you in the Rights Offering. Accordingly, the number of shares that you may purchase in the Rights Offering is limited by the number of shares of our common stock and series 1 warrants you held on the Record Date. Your Over-Subscription Privilege permits you to subscribe for additional shares to the extent to which other stockholders do not exercise their Rights, which we cannot determine prior to the end of the Subscription Period. Rights holders wishing to exercise their respective Rights in the Rights Offering must exercise at least that number of Rights sufficient to subscribe for not less than 100 shares of common stock.

Further, in the event that the exercise by a holder of the Rights could, as determined in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes under the Code and rules promulgated by the Internal Revenue Service, we may, but we are under no obligation to, reduce the number of shares of common stock to be acquired by such stockholder to such number of shares of our common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Proration

Both the Basic Subscription Privilege and Over-Subscription Privilege will be subject to proration to ensure that the aggregate proceeds raised in the Rights Offering do not exceed the Maximum Offering Amount.

Subscription Price

Each Right will be exercisable at a price per share equal to the lesser of (i) $1.06 or (ii) 95% of the volume weighted average price of our common stock for the five trading day period through and including December 19, 2018, rounded up to the nearest whole penny. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value, other than the current market price of our common stock on certain dates.

Determination of Subscription Price

Our board of directors considered, among other things, the following factors in determining the discount to market price for purposes of establishing the Subscription Price:

●	the current and historical trading prices of our common stock;

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●	the price at which holders might be willing to participate in the Rights Offering;
●	our need for additional capital and liquidity;
●	the cost of capital from other sources; and
●	comparable precedent transactions, including the percentage of shares offered, the terms of the Rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors and following discussions with the Dealer-Manager, our board of directors also reviewed our history and prospects, including our past and present burn rate and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors believes that the discount to market price should be designed to provide an incentive to our current stockholders and warrant holders to participate in the Rights Offering and exercise their Rights.

The Subscription Price does not necessarily bear any relationship to any established criteria for value, other than the current market price of our common stock on certain dates. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the Subscription Price in any given time period. The market price of our common stock may decline during or after the Rights Offering. We cannot assure you that you will be able to sell the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our common stock before exercising your Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Rights are irrevocable.

Non-Transferability of Rights

The Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Rights to anyone. The Rights will not be listed for trading on any stock exchange or market.

Expiration Date

The subscription period during which you may exercise your Rights expires at 5:00 p.m., Eastern time, on December 19, 2018, which is the initial Expiration Date of the Rights Offering, unless extended. If you do not exercise your Rights before that time, your Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time unless you follow the guaranteed delivery procedures below.

If you hold your shares of common stock or series 1 warrants in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern time, on December 19, 2018, which is the initial Expiration Date that we have established for the Rights Offering.

Termination

We may terminate the Rights Offering at any time and for any or no reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying shareholders and the public of the termination.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent and held in escrow for investors will be promptly returned, without interest or penalty.

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Shares of Our Common Stock Outstanding After the Rights Offering

On the Record Date, assuming no additional issuances of our common stock or series 1 warrants prior to the Record Date, we will have 13,092,256 shares of our common stock and 3,471,717 series 1 warrants issued and outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock or warrants prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed, approximately 15,639,426 shares of our common stock will be issued and outstanding. However, the exact number of shares of common stock that we will issue in this Rights Offering will depend on the Subscription Price, the number of shares that are subscribed for in the Rights Offering and whether the unsubscribed Rights are exercised pursuant to the Over-Subscription Privilege.

Methods for Exercising Subscription Rights

The exercise of Rights is irrevocable and may not be cancelled. You may exercise your Rights as follows:

Subscription by Record Holders

If you are a holder of record of common stock or series 1 warrants, the number of shares you may purchase pursuant to your Rights is indicated on the enclosed Rights Certificate. You may exercise your Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment of the Subscription Price, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., Eastern time, on December 19, 2018. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., Eastern time, on the Expiration Date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock or series 1 warrants that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Right to such nominee record holder for all shares of our common stock and warrants held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee. Your Rights will not be considered exercised unless the Subscription Agent receives from you, your broker, custodian, nominee or institution, as the case may be, all of the required documents and your full subscription price payment prior to 5:00 p.m., Eastern time, on the Expiration Date.

Payment Method

Payments must be made in full in U.S. currency by bank certified check or by wire transfer, and payable to “Continental Stock Transfer & Trust as agent for Cemtrex, Inc. Rights Offering.” You must timely pay the full Subscription Price for the full number of shares of our common stock at the Initial Price if you wish to acquire pursuant to the exercise of Rights (including any exercise of the Over-Subscription Privilege, if available) by delivering a:

●	bank certified check payable to “Continental Stock Transfer & Trust as agent for Cemtrex, Inc. Rights Offering”;
●	personal check payable to “Continental Stock Transfer & Trust as agent for Cemtrex, Inc. Rights Offering”; or
●	wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer and Trust Company, as escrow agent, for purposes of accepting subscriptions in this Rights Offering at:

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JP Morgan Chase

4 Metrotech Center

Brooklyn, NY 11245

ABA #: 021000021

Continental Stock Transfer & Trust as agent for Cemtrex, Inc. Rights Offering

Acct #: 475-588908

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full Subscription Price.

The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the risk of the holders of Rights. If sent by mail, we recommend that you send those statements and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received.

If, on December 19, 2018, the Alternate Price is lower than the Initial Price, any Excess Subscription Amounts paid by a subscriber will be put towards the purchase of additional shares in the Rights Offering unless a subscriber makes an election on the Rights Certificate to have the Excess Subscription Amount returned in cash.

Bank certified checks and personal checks should be sent to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attention: Corporate Actions Dept. If you are sending in a personal check, please be sure to mail the personal check for delivery on or prior to December 10, 2018 to ensure that your payment is processed prior to the initial Expiration Date.

Guaranteed Delivery Procedures

If you wish to exercise Rights, but you do not have sufficient time to deliver the Rights Certificate evidencing your Rights to the Subscription Agent prior to the expiration of the Rights Offering, you may exercise your Rights by the following guaranteed delivery procedures:

●	deliver to the Subscription Agent prior to the Expiration Date the subscription payment for each share you elected to purchase pursuant to the exercise of Rights in the manner set forth above under “— Methods for Exercising Subscription Rights — Payment Method”;
●	deliver to the Subscription Agent prior to the Expiration Date the form entitled “Notice of Guaranteed Delivery”; and
●	deliver the properly completed Rights Certificate evidencing your Rights to be exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the Subscription Agent within three business days following the date of the Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of Subscription Rights Certificates,” which will be distributed to you with your Rights Certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

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In your Notice of Guaranteed Delivery, you must provide:

●	your name;
●	the number of Rights represented by your Rights Certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege, and the number of shares of our common stock for which you are subscribing under your over-subscription privilege, if any; and
●	your guarantee that you will deliver to the Subscription Agent a Rights Certificate evidencing the Rights you are exercising within three business days following the date the Subscription Agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your Rights Certificate at the address set forth below under “— Subscription Agent.”

The Information Agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call the Information Agent at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com to request additional copies of the form of Notice of Guaranteed Delivery.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If we determine that your incomplete Rights Certificate otherwise complies with the subscription procedures and if you do not indicate the number of Rights that you wish to exercise, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received after determination of the Subscription Price.

Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

Issuance of Common Stock

The shares of common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription Agent

The Subscription Agent for the Rights Offering is Continental Stock Transfer & Trust Company. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

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Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attention: Corporate Actions Dept.

If you deliver the Rights Certificates in a manner different than that described in this prospectus supplement, we may not honor the exercise of your Rights.

Information

The Information Agent for the Rights Offering is Okapi Partners LLC. You should direct any questions or requests for assistance concerning the method of subscribing for the shares or for additional copies of this prospectus to the Information Agent at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. Rights holders will only be entitled to purchase a number of shares representing a whole number of shares of common stock, rounded down to the nearest whole number of shares a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent caused by proration will be promptly returned to the subscriber, without interest. Any Excess Subscription Amount resulting from the reduction of the Subscription Price from the Initial Price to the Alternate Price will be put towards the purchase of additional shares in the Rights Offering (either towards your Basic Subscription Privilege, if available, or towards the Over-Subscription Privilege if you have already exercised your Basic Subscription Privilege in full) unless a subscriber makes an election in the Rights Certificate to have the Excess Subscription Amount returned in cash without interest.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock or series 1 warrants for the account of others on the Record Date, you should notify the beneficial owners of the securities for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Rights. If a beneficial owner of our common stock or warrants so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date. You may exercise the number of Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock or warrants on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form titled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the initial Expiration Date of the Rights Offering, which is December 19, 2018 (unless extended), unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full Subscription Price. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

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Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited with the shares of our common stock purchased in the Rights Offering.

No Revocation

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke the exercise or request a refund of monies paid. All exercises of Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Rights unless you are certain that you wish to purchase shares of common stock at the Subscription Price.

Increase of Subscription Amount

While you may not revoke any exercise of your Rights once you submit the Rights Certificate or have instructed your nominee of your subscription request, if you desire to increase your subscription you may do so. To increase your subscription amount, you should contact the Information Agent at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock should recognize income or loss upon receipt or exercise of a Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is not making a recommendation regarding your exercise of the Rights. Shareholders who exercise Rights risk investment loss on money invested. We cannot assure you that the market price of our common stock will reach or exceed the Subscription Price and, even if it does so, that it will not decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Fees and Expenses

We will pay all fees and expenses charged by the Dealer-Manager, the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Rights.

Listing

The Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. The shares of our common stock are, and the shares to be issued in the Rights Offering will be, traded on NASDAQ under the symbol “CETX.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the initial Expiration Date of Wednesday, December 19, 2018.

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Dealer-Manager Arrangements

Advisory Group Equity Services doing business as RHK Capital, a broker-dealer and a member of the Financial Industry Regulatory Authority (FINRA), is the dealer-manager for this Rights Offering. RHK Capital is the trade name for the investment banking services of Advisory Group Equity Services. The principal business address of the Dealer-Manager is 444 Washington Street, Suite 407, Woburn, Massachusetts 01801.

Under the terms and subject to the conditions contained in the dealer-manager agreement between our company and the Dealer-Manager, the Dealer-Manager will provide marketing assistance and advice to us in connection with this Rights Offering and will solicit the exercise of subscription rights. This Rights Offering is not contingent upon any number of Rights being exercised. The Dealer-Manager is not underwriting any of the Rights or the shares of common stock in this Rights Offering.

Pursuant to the dealer-manager agreement, we are obligated to pay the Dealer-Manager as compensation a cash fee of 6.0% of the proceeds of the Rights Offering, plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering and to indemnify the Dealer-Manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer-manager agreement also provides that the Dealer-Manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the Dealer-Manager. The Dealer-Manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

The Dealer-Manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of common stock, and (ii) the Dealer-Manager has agreed or will agree to reallocate a portion of its dealer-manager fee to each such broker-dealer whose clients exercise rights to purchase shares of common stock in this Rights Offering.

The maximum commission to be received by any independent broker-dealer or any member of FINRA will not be greater than 8% of the proceeds from the sale of the shares of common stock offered pursuant to this prospectus supplement.

Any broker-dealer interested in participating as a selected dealer may contact a representative of the Dealer-Manager at rkreger@rhk.capital.

Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock received upon exercise of the Rights.

This summary deals only with Rights acquired through the Rights Offering and shares of our common stock acquired upon exercise of Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Rights or shares of our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Rights or shares of our common stock in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, the United States Treasury regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the Rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of shares of our common stock, Rights and shares of our common stock acquired upon exercise of Rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the record owner, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK OR SERIES 1 WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, we do not believe your receipt of Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. Currently, we do not intend to make any future distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock; however, there is no guarantee that we will not make such distributions in the future.

Our position regarding the tax-free treatment of the Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Rights is a disproportionate distribution or otherwise, the fair market value of the Rights would be taxable to holders of our common stock and series 1 warrants as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

The following discussion is based upon the treatment of the Rights issuance as a non-taxable distribution with respect to your existing shares of common stock and series 1 warrants for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Rights you receive is less than 15% of the fair market value of your existing shares of common stock or warrants (with respect to which the Rights are distributed) on the date you receive the Rights, the Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing securities between your existing securities and the Rights in proportion to the relative fair market values of the existing securities and the Rights, determined on the date of receipt of the Rights. If you choose to allocate basis between your existing securities and the Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Rights. Such an election is irrevocable.

However, if the fair market value of the Rights you receive is 15% or more of the fair market value of your existing securities on the date you receive the Rights, then you must allocate your basis in your existing securities between those shares and the Rights you receive in proportion to their fair market values determined on the date you receive the Rights.

The fair market value of the Rights on the date that the Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Rights on that date. In determining the fair market value of the Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Rights and the trading price of our securities on the date that the Rights are distributed, the length of the period during which the Rights may be exercised and the fact that the Rights are non-transferable.

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Exercise of Subscription Rights

Generally, you will not recognize gain or loss upon the effectiveness of the exercise of a Right in the Rights Offering. The basis in the stock upon which the Rights were issued which is allocated to the Rights under the prior section entitled “Tax Basis in the Subscription Rights” would be further allocated to the new common stock upon exercise of the Right. This allocations will establish your initial tax basis for U.S. federal income tax purposes in your new common stock. The holding period of shares of common stock acquired upon exercise of a Right in the Rights Offering will begin on the date of exercise. Soon after Closing, we intend to provide a calculation of the basis in each new share of common stock to assist those exercising to establish their initial tax basis for U.S. federal income tax purposes.

If you exercise a Right received in the Rights Offering after disposing of the securities with respect to which such Right is received, then certain aspects of the tax treatment of the exercise of the Right are unclear, including (1) the allocation of the tax basis between the securities previously sold and the Right and (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the securities previously sold. If you exercise a Right received in the Rights Offering after disposing of securities with respect to which the Right is received, you should consult with your own tax advisor.

Expiration of Subscription Rights

If you allow Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should reallocate any portion of the tax basis in your existing securities previously allocated to the Rights that have expired to the existing securities.

Taxation of Common Stock

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

Dispositions

If you sell or otherwise dispose of shares of common stock acquired upon exercise of Rights in a taxable transaction, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

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Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition shares of our common stock acquired through the exercise of Rights, or dividend payments. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Rights will be treated as a non-taxable distribution. See “Tax Consequences to U.S. Holders-Taxation of Subscription Rights-Receipt of Subscription Rights” above.

Taxation of Distributions on Common Stock

Any distributions of cash or property made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income.

Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Any distribution will also be subject to the discussion below under the heading “FATCA”.

Sale or Other Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock unless:

●	the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States);
●	you are an individual, you hold your Rights or shares of common stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case you will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by your U.S.-source capital losses, if any); or
●	we are or have been a “United States real property holding corporation”, or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less shareholders applies.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

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A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less shareholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less shareholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not generally apply to distributions on our common stock and information reporting and backup withholding should not generally apply to the proceeds from a sale or other disposition of shares of our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Payments of dividends on our common stock to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally such documentation is provided on an executed and properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If dividends are subject to the 30% withholding tax under FATCA, they will not be subject to the 30% withholding tax described above under “Tax Consequences to Non-U.S. Holders-Taxation of Distributions on Common Stock.” Starting in 2019, payments of the gross proceeds from a sale or exchange of our common stock or other securities may also be subject to FATCA withholding absent proof of FATCA compliance prior to January 1, 2019.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK OR SERIES 1 WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

For a description of the Rights being offered, see “The Rights Offering” above. For a description of the common stock issuable upon exercise of the Rights, see “Description of Securities We May Offer” in the accompanying prospectus.

PRICE RANGE OF COMMON STOCK

Our shares of common stock are traded on The NASDAQ Capital Market under the symbol “CETX.” The price ranges presented below represent the highest and lowest quoted bid prices during the fiscal quarters for 2017 and 2018 and through the Record Date, as reported by The NASDAQ Capital Market.

Fiscal 2017
	High	Low
First Quarter (Oct. 1 – Dec. 31, 2016)	$7.38	$3.76
Second Quarter (Jan. 1 – Mar. 31, 2017)	8.00	3.04
Third Quarter (Apr. 1 – June 30, 2017)	3.94	3.06
Fourth Quarter (July 1-Sept. 30, 2017)	3.71	2.71

Fiscal 2018
	High	Low
First Quarter (Oct. 1 – Dec. 31, 2017)	$3.12	$2.77
Second Quarter (Jan. 1 – Mar. 31, 2018)	3.04	2.46
Third Quarter (Apr. 1 – June 30, 2018)	2.93	2.05
Fourth Quarter (July 1-Sept. 30, 2018)	2.26	1.80

Fiscal 2019
	High	Low
First Quarter (Oct. 1 – Nov. 20, 2018)	$1.50	$1.01

The quotes above represent prices between dealers and do not reflect mark-ups, markdowns or commissions and, therefore, may not necessarily represent actual transactions.

On November 20, 2018, the last reported sale price of our common stock was $1.01 per share.

As of November 20, 2018, there were approximately 2,200 holders of record of our common stock as determined from our transfer agent’s stockholders list. Such list also includes beneficial owners of securities whose shares are held in the names of various dealers and clearing agencies.

Our series 1 preferred stock and series 1 warrants also trade on The NASDAQ Capital Market under the symbols “CETXP” and “CETXW,” respectively.

The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus supplement.

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DIVIDEND POLICY

Our board of directors declared a one-time cash dividend on our common stock in April 2017. The terms of our series 1 preferred stock provide for the payment of semiannual dividends on the last day of March and September in each year, which began in March 2017. No other cash dividends have been declared or paid by us on our stock during either of the two most recent fiscal years or the period through the date of this prospectus. Other than with respect to our series 1 preferred stock, our board of directors declares dividends when, in its discretion, it determines that a dividend payment, as opposed to another use of cash, is in the best interests of the stockholders. Such decisions are based on the facts and circumstances then existing including, without limitation, our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. As a result, we cannot predict when, or whether, another dividend on our common stock will be declared in the future.

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PLAN OF DISTRIBUTION

Introduction

Promptly after the Record Date for the Rights Offering, we will distribute the Rights Certificate and any other subscription documents to stockholders of record as of November 20, 2018. If you wish to exercise your Rights, you should follow the instructions in the subscription documents sent to you and also available from the Information Agent. If you are unable to do so, you may call the Information Agent for assistance. See “The Rights Offering – Methods for Exercising Subscription Rights.” If you have any questions, you should contact the Information Agent, Okapi Partners LLC, at 1-212-297-0720 (bankers and brokers) or 1-855-208-8903 (all others), or by email at info@okapipartners.com.

Dealer-Manager

Advisory Group Equity Services doing business as RHK Capital, a registered broker-dealer and member of the Financial Industry Regulatory Authority (FINRA), will act as the dealer-manager for this Rights Offering. RHK Capital is the trade name for the investment banking services of Advisory Group Equity Services. The Dealer-Manager’s principal business address is 444 Washington Street, Suite 407, Woburn, Massachusetts 01801. Under the terms and subject to the conditions contained in the dealer-manager agreement between our company and the Dealer-Manager, the Dealer-Manager will provide marketing assistance and advice to us in connection with this Rights Offering and will solicit the exercise of subscription rights. This Rights Offering is not contingent upon any number of Rights being exercised. The Dealer-Manager is not underwriting any of the Rights or the shares of common stock in this Rights Offering.

Pursuant to the dealer-manager agreement, we are obligated to pay the Dealer-Manager as compensation a cash fee of 6.0% of the proceeds of the Rights Offering, plus a 1.8% non-accountable expense fee and an out-of-pocket accountable expense allowance of 0.2% of the proceeds of the Rights Offering and to indemnify the Dealer-Manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer-manager agreement also provides that the Dealer-Manager will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of bad faith or gross negligence of the Dealer-Manager. The Dealer-Manager and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees. The Dealer-Manager does not make any recommendation with respect to whether you should exercise the Basic Subscription Privilege or Over-Subscription Privilege, or to otherwise invest in our company.

The Dealer-Manager has informed us that it has entered into or intends to enter into selected dealer agreements with other broker-dealers pursuant to which (i) such other broker-dealers have agreed or will agree to use their commercially reasonable efforts to procure subscriptions for the shares of common stock, and (ii) the Dealer-Manager has agreed or will agree to reallocate a portion of its dealer-manager fee to each such broker-dealer whose clients exercise rights to purchase shares of common stock in this Rights Offering.

The maximum commission to be received by any independent broker-dealer or any member of FINRA will not be greater than 8% of the proceeds from the sale of the shares of common stock offered pursuant to this prospectus supplement.

Any broker-dealer interested in participating as a selected dealer may contact a representative of the Dealer-Manager at rkreger@rhk.capital.

Other than as described in this prospectus supplement, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered hereby.

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Electronic Distribution

This prospectus may be made available in electronic format on websites or via email or through other online services maintained by the Dealer-Manager. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Dealer-Manager’s websites and any information contained on any other websites maintained by the Dealer-Manager is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the Dealer-Manager, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of the dealer-manager agreement will be included as an exhibit to a current report on Form 8-K that we will file with the SEC within four business days after the date of this prospectus supplement. See “Where You Can Find More Information.”

Regulation M Restrictions

The Dealer-Manager may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Dealer-Manager would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of any purchases and sales of securities by the Dealer-Manager acting as a principal. Under these rules and regulations, the Dealer-Manager must not engage in any stabilization activity in connection with our securities, and must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act.

Price Stabilization, Short Positions

No person has been authorized by our company to engage in any form of price stabilization in connection with this Rights Offering.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. Mandelbaum Salsburg P.C., New York, New York, is acting as counsel to the Dealer-Manager in this Rights Offering.

EXPERTS

The consolidated financial statements as of September 30, 2017 and 2016 and for the fiscal years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Bharat Parikh & Associates Chartered Accountants, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Vicon Industries, Inc. as of September 30, 2017 and 2016 and for the years then ended included in our current report on Form 8-K/A dated June 6, 2018, have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement. The documents and reports that we list below are incorporated by reference into this prospectus supplement. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement are incorporated by reference in this prospectus supplement as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed on December 13, 2017, as amended by Amendment No. 1 filed on January 29, 2018 and Amendment No. 2 filed on September 7, 2018;

●	Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed on September 7, 2018;

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●	Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017 filed on February 14, 2018, March 31, 2018 filed on May 15, 2018, and June 30, 2018 filed on August 14, 2018;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on October 23, 2017, November 8, 2017, February 9, 2018, February 27, 2018, March 27, 2018, April 4, 2018, August 22, 2018, September 21, 2018, September 28, 2018 and November 9, 2018, and Form 8-K/A filed on November 24, 2017 (Amendment No. 5 to Form 8-K filed on June 7, 2016), November 24, 2017 (Amendment No. 6 to Form 8-K filed on June 7, 2016), June 6, 2018 (Amendment No. 1 to Form 8-K filed on March 27, 2018), and June 8, 2018 (Amendment No. 2 to Form 8-K filed on March 27, 2018);

●	Definitive Proxy Statement on Schedule 14A filed on February 27, 2018;

●	the description of our common stock contained in our registration statement on Form 10/A filed with the SEC on November 25, 2008 (File No. 000-53238), and any amendment or report filed with the SEC for the purpose of updating the description;

●	the description of our series 1 preferred stock contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our series 1 warrants contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Cemtrex, Inc.

19 Engineers Lane

Farmingdale, New York 11735

Attn: Investor Relations

Tel.: (631) 756-9116

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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PROSPECTUS

Cemtrex, Inc.

$20,000,000

Common Stock Preferred Stock

Warrants Rights Debt Securities

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus;

●	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness; or

●	any combination of these securities.

By means of this prospectus, we are offering $20,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of June 1, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $19,750,957, which was calculated based on 5,532,481 shares of outstanding common stock held by non-affiliates and on a price per share of $3.57, the closing price of our common stock on June 1, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

The securities we offer will have an aggregate public offering price of up to $20,000,000. We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our common stock, and our series 1 preferred stock and series 1 warrants that were originally sold as part of units in our recently completed rights offering and debt exchange transaction, are listed for trading on the Nasdaq Capital Market under the symbols CETX, CETXP and CETXW, respectively. On June 1, 2017, the last reported sale prices of our common stock, series 1 preferred stock and series 1 warrants were $3.57, $7.11 and $0.57, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS.
SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2017

In this prospectus, except as otherwise indicated, the words “Cemtrex” or the “Registrant” refer to Cemtrex, Inc. and the words “Company,” “we,” “us,” “our” and “ours” refer to Cemtrex, Inc. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “debt securities” are to the common stock and preferred stock of Cemtrex, and warrants, rights or debt securities issued by Cemtrex. References in this prospectus to “fiscal year” or “fiscal” refer to our financial reporting years ending on September 30 in the applicable calendar year.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Special Note Regarding Forward-Looking Statements

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Such statements include statements about delays in product development, market acceptance of our industrial products and services, technological change in the electronics manufacturing and industrial products and services industries, competition in industrial and manufacturing markets in the United States and abroad, results and costs associated with governmental investigations and litigation, intellectual property issues, and other aspects of our business identified in this prospectus, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties. The forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

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Cemtrex, Inc.

Overview of our Company

We are a rapidly growing diversified technology company operating in a wide array of business segments providing solutions to meet today’s industrial and manufacturing challenges. We provide manufacturing services of advanced electronics system assemblies, broad-based industrial services, instruments and emission monitors for industrial processes, and industrial air filtration and environmental control systems. Our operations are currently divided into two market groups – the Electronics Manufacturing Services (EMS) group and the Industrial Products and Services (IPS) group.

Our EMS group provides end-to-end electronic manufacturing services that include product design and sustaining engineering services, printed circuit board assembly and production, cabling and wire harnessing, systems integration, comprehensive testing services, and completely assembled electronic products. Our EMS group offers fully integrated contract manufacturing services to global original equipment manufacturers (OEMs) and technology companies that operate primarily in the medical, industrial, automation, automotive and renewable energy markets.

Our IPS group provides a complete line of air filtration and environmental control products to a wide variety of industrial and manufacturing industries worldwide. The group manufactures, sells and services monitoring instruments, software and systems for measurement of emissions of greenhouse gases, hazardous gases, and particulate and other regulated pollutants used in emissions trading globally, as well as for industrial processes. We also market monitoring and analysis equipment for gas and liquid measurement for various downstream oil and gas applications and industrial process applications. In addition, we offer one-source expertise and capabilities in plant and equipment erection, relocation and disassembly in numerous industrial markets such as automotive, printing and graphics, industrial automation, packaging and chemicals.

We have rapidly grown to become one of the leading worldwide diversified technology companies in our business segments. We have grown through both organic expansion and acquisitions. Our broad sales and marketing efforts in the United States, Europe and Asia, through our direct sales force, independent sales representatives and a variety of other distribution channels, have largely driven this growth. Acquisitions have also accelerated this growth with our purchases of the ROB Group, an electronics manufacturing solutions company located in Germany (October 2013), Advanced Industrial Services Inc., an installer of high precision equipment located in York, Pennsylvania (December 2015) and, most recently, Periscope, GmbH, an electronics manufacturing firm located in northern Germany (June 2016). For the fiscal years ended September 30, 2016 and 2015, we had revenues of $93.7 million and $56.9 million, respectively, and net income of $5.0 million and $2.8 million, respectively. For the six months ended March 31, 2017 and 2016, we had revenues of $59.9 million and $32.2 million, respectively, and net income of $1.8 million and $1.5 million, respectively, and we had total assets of $63.7 million at March 31, 2017.

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 19 Engineers Lane, Farmingdale, New York 11735, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessable through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our annual report on Form 10-K for the fiscal year ended September 30, 2016 which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

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Ratio of Earnings to Fixed Charges

If we offer debt securities and/or preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to supplement our operating cash flows to fund new product development and our acquisition growth plan. We currently have no commitments or agreements with respect to any acquisitions. We also plan to utilize a smaller portion of the proceeds from any sale of securities by us to repay or reduce certain of our outstanding indebtedness, particularly short-term convertible notes payable, and use any remaining proceeds we receive for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus;

●	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness; or

●	any combination of these securities.

The terms of any securities offered will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Capital Stock

For purposes of this description, references to “we,” “our” and “us” refer only to Cemtrex, Inc. and not to its subsidiaries.

The following is a summary of the rights and preferences of our capital stock and certain other securities convertible into our capital stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our Certificate of Incorporation, Bylaws, and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. We encourage you to read carefully this entire prospectus, our Certificate of Incorporation, Bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

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General

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as series A preferred stock and 3,000,000 shares are designated as series 1 preferred stock. As of June 1, 2017, 10,207,739 shares of common stock were issued and outstanding and 1,000,000 shares of series A preferred stock and 1,735,858 shares of series 1 preferred stock were issued and outstanding.

In addition, as of June 1, 2017, there were an aggregate of 475,400 shares of our common stock issuable upon exercise of outstanding stock options and up to approximately 203,000 shares of our common stock issuable upon conversion of outstanding convertible notes.

Common Stock

Voting Power; Dividends. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock.

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any of our outstanding preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro-rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

We may issue additional shares of our common stock and our preferred stock, if authorized by the board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on the Nasdaq Capital Market under the symbol CETX.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. We have no present plans to issue any additional shares of preferred stock.

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Series A Preferred Stock

In September 2009, we issued shares of our series A preferred stock to Aron Govil, our Executive Director. Pursuant to the certificate of designation relating to those shares, each issued and outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 1.01, and divided by (ii) the total number of shares of series A preferred stock outstanding at the time of such vote, at each meeting of our stockholders with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors.

Our series A preferred stock has equal distribution rights with our common stockholders upon liquidation, dissolution or winding-up of our company, and otherwise has no pre-emptive, subscription, conversion or redemption rights.

Series 1 Preferred

In January and February 2017, we issued an aggregate of 1,735,858 shares of series 1 preferred stock (the “series 1 preferred”), having the following powers, preferences and rights:

Dividends. Holders of the series 1 preferred are entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of series 1 preferred, valued at their liquidation preference. The series 1 preferred ranks senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

Liquidation Preference. The series 1 preferred has a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of series 1 preferred, and then pari passu to the holders of the series A preferred stock and our common stock. The holders of series 1 preferred have preference over the holders of our common stock on any liquidation, dissolution or winding up of our company. The holders of series 1 preferred also have preference over the holders of our series A preferred stock.

Voting Rights. Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the series 1 preferred vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of shares of series 1 preferred is entitled to two votes for each share of series 1 preferred held on the record date as though each share of series 1 preferred were two shares of our common stock. Holders of the series 1 preferred vote as a class on any amendment altering or changing the powers, preferences or rights of the series 1 preferred so as to affect them adversely.

No Conversion. The series 1 preferred are not convertible into or exchangeable for shares of our common stock or any other security.

Rank. The series 1 preferred ranks with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, as applicable:

●	senior to our series A preferred stock, common stock and any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the series 1 preferred;

●	on a parity with any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the series 1 preferred;

●	junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the series 1 preferred and the common stock; and

●	junior to all of our existing and future indebtedness.

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In addition, the series 1 preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

Redemption. We may mandatorily redeem any or all of the series 1 preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of series 1 preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. The mandatory redemption price for any shares of series 1 preferred is an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption.

From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

●	the shares will no longer be deemed outstanding;

●	the holders of the shares, as such, will cease to be stockholders; and

●	all rights with respect to the shares of series 1 preferred will terminate except the right of the holders to receive the redemption price, without interest.

We may also repurchase, outside of our mandatory redemption rights, any shares of series 1 preferred in privately-negotiated transactions or in open market purchases on Nasdaq, subject to applicable regulations regarding issuer repurchases of their capital stock. In such cases, we would most likely do so at prices lower than the price at which we are entitled to mandatorily redeem the shares.

No Other Rights. The holders of the series 1 preferred have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Trading. The series 1 preferred is listed for trading on the Nasdaq Capital Market under the symbol CETXP.

Transfer Agent and Registrar. Continental Stock Transfer & Trust Company, New York, New York, is the transfer agent and registrar for our series 1 preferred.

Series 1 Warrants

In January and February 2017, we issued series 1 warrants to purchase an aggregate of 3,471,717 shares of our common stock, having the following terms and provisions:

Exercise and Terms. Each series 1 warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $6.31 per share. Series 1 warrants are exercisable, at any time and from time to time, on or before the fifth anniversary of the date of issuance by delivery of an exercise notice duly completed and tendering of the aggregate exercise price. The series 1 warrants are exercisable only for cash.

A holder is prohibited under the terms of the series 1 warrants from effecting the exercise of the series 1 warrants to the extent that, as a result of the exercise, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise.

Call Option. The series 1 warrants are callable by us at a price of $0.10 per underlying share of common stock on 30 days’ notice if (i) the average closing price of our common stock for 30 consecutive trading days exceeds 200% of the exercise price, (ii) our common stock continues to be traded on the Nasdaq Capital Market or is trading on another national securities exchange and (iii) a registration statement covering the shares underlying the series 1 warrants has been declared effective and remains effective and such shares are not subject to lock-up restrictions.

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Trading. The series 1 warrants are listed for trading on the Nasdaq Capital Market under the symbol CETXW.

Warrant Agent. Continental Stock Transfer & Trust Company is the warrant agent for our series 1 warrants.

Anti-Takeover Provisions

The terms of our shares of series A preferred stock, held by Aron Govil, our Executive Director, may also have the effect of discouraging a takeover of our company. Pursuant to our certificate of designation for such shares, each outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of a stockholder vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. Because we have, as of June 1, 2017, 10,207,739 shares of common stock currently outstanding, each share of series A preferred stock has 10.3 votes, or an aggregate of 10,309,816 votes. Since the number of our voting shares (comprised of our outstanding shares of common stock and series 1 preferred stock) currently totals 23,989,271 shares, our series A preferred stock alone carries the right to vote approximately 43% of our outstanding voting shares and such percentage “floats” as additional shares of common stock are issued by our company. Given this continuing voting interest of our series A preferred stock, its holder will be able to exert significant influence over all corporate activities including the outcome of tender offers, mergers, proxy contests or other purchases of common stock, which could discourage others from initiating changes of control.

Our certificate of incorporation, in order to combat “greenmail,” provides in general that any direct or indirect purchase by us of any of our voting stock or rights to acquire voting stock known to be beneficially owned by any person or group which holds more than 5% of a class of our voting stock and which has owned the securities being purchased for less than two years must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of voting stock, subject to certain exceptions. The prohibition of “greenmail” may tend to discourage or foreclose certain acquisitions of our securities, which might temporarily increase the price of our securities. Discouraging the acquisition of a large block of our securities by an outside party may also have a potential negative effect on takeovers. Parties seeking control of our company through large acquisitions of our securities will not be able to resort to “greenmail” should their bid fail, thus making such a bid less attractive to persons seeking to initiate a takeover effort.

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or entity who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation’s voting stock. The statute contains provisions enabling a corporation to avoid the statute’s restrictions if the stockholders holding a majority of the corporation’s voting stock approve.

Indemnification of Directors and Officers

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

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Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, debt, common stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities or number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

Description of Rights

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants, debt securities or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

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●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

Description of Debt Securities

We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, if any information contained in a prospectus supplement contradicts the information below, you should rely on information in the prospectus supplement.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture”. An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, as described below under “Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our company.

Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” below for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

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General

Each series of debt securities, unless otherwise specified in the prospectus supplement, will be unsecured obligations of our company. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

Any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

●	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of our company;

●	the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

●	the price or prices at which we will offer the debt securities;

●	if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

●	the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

●	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

●	any optional redemption provisions;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	if other than U.S. dollars, the currency or currencies of the debt securities;

●	whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

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●	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

●	if the denominations in which the offered debt securities will be issued are other than denominations of $1,000 or any integral multiple of $1,000;

●	the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

●	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

●	any changes or additions to the events of default or covenants contained in the indenture;

●	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

●	subordination provisions, if any, that will apply, to the extent different from those set forth below;

●	the form of note or other instrument representing the debt if not issued in book entry form; and

●	any other terms of the debt securities.

Covenants

The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

●	the incurrence of additional debt by us and our subsidiaries;

●	the making of various payments, including dividends, by us and our subsidiaries;

●	our business activities and those of our subsidiaries;

●	the issuance of other securities by our subsidiaries;

●	asset dispositions;

●	sale-leaseback transactions;

●	transactions with affiliates;

●	a change of control;

●	the incurrence of liens; and

●	mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

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We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries.

If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

●	if we fail to pay when due any amounts on any senior indebtedness;

●	if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

●	in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

●	the type of securities into which it may be converted or exchanged;

●	the conversion price or exchange ratio, or its method of calculation; and

●	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

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Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities:

●	default for 30 days in the payment when due of interest on the debt securities;

●	default in payment when due of the principal of or any premium on the debt securities;

●	default in the performance or breach of various covenants after applicable notice and/or grace period; and

●	various events of bankruptcy or insolvency with respect to us.

The applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to us (and to the trustee if given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to us and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable debenture.

The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.

With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

●	such direction shall not be in conflict with any rule of law or with the indenture;

●	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

●	the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series not consenting.

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No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

●	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

●	the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sales of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

●	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

●	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

●	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

●	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

●	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

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Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections and legal compliance purposes, including as follows:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to make any change that does not adversely affect the interests thereunder of any holder;

●	to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

●	to evidence the succession of another person to our company and that person’s assumption of our covenants;

●	to add to our covenants;

●	to add any additional events of default;

●	to secure the debt securities;

●	to establish the form or terms of debt securities;

●	to evidence the appointment of a successor trustee under the indenture;

●	to close the indenture with respect to authentication and delivery of additional series of debt securities; or

●	to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities.

The indenture will provide that we and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby,

●	change the stated maturity of the principal of, or any installment of interest on, any debt security;

●	reduce the principal amount of, or premium, if any, or interest on, any debt security;

●	reduce the amount of a debt security’s principal that would be due and payable upon a declaration of acceleration, following a default;

●	change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

●	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

●	adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

●	reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

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Concerning the Trustee

The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

●	we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

●	such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of our company;

●	we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of our exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

●	We have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

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Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Global Securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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●	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

●	if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

●	if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

●	if we determine that we wish to terminate that global security; or

●	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under “Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in The City of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

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●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

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Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Cemtrex, Inc. for the fiscal years ended September 30, 2016 and 2015 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Bharat Parikh & Associates, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Advanced Industrial Services Inc. and its subsidiary as of December 14, 2015 and December 31, 2014 and each of the fiscal years then ended included in our current report on Form 8-K/A filed on June 27, 2016 have been audited by Bharat Parikh & Associates, independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Periscope GmbH as of December 31, 2015 and 2014 and each of the twelve-month period ended December 31, 2015 and the period April 1, 2014 to December 31, 2014 included in our current report on Form 8-K/A filed on August 17, 2016, as amended November 17, 2016 and November 29, 2016, have been audited by Bharat Parikh & Associates, independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

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The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website www.cemtrex.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed on December 28, 2016;

●	Quarterly Reports on Form 10-Q for the periods ended December 31, 2016 filed on February 24, 2017, and March 31, 2017 filed on May 11, 2017;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on November 4, 2016, November 9, 2016, November 17, 2016, November 29, 2016, December 13, 2016, December 27, 2016, January 24, 2017, February 3, 2017, February 10, 2017, March 1, 2017, March 7, 2017 and March 7, 2017;

●	Definitive Proxy Statement on Schedule 14A filed on January 30, 2017;

●	the description of our common stock contained in our registration statement on Form 10/A filed with the SEC on November 25, 2008 (File No. 000-53238), and any amendment or report filed with the SEC for the purpose of updating the description;

●	the description of our series 1 preferred stock contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Cemtrex, Inc.

19 Engineers Lane

Farmingdale, New York 11735

Attention: Chief Financial Officer

Telephone: (631) 756-9116

Additional information about us is available at our website located at www.cemtrex.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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CEMTREX, INC.

13,439,428 Subscription Rights to Purchase Shares of Common Stock and

Up to 2,547,170 Shares of Common Stock Issuable upon Exercise of Subscription Rights

PROSPECTUS SUPPLEMENT

Dealer-Manager

Doing business as RHK Capital

November 21, 2018